                                                         EXECUTION COPY







==============================================================================







                         FIRST NATIONWIDE ESCROW CORP.

                  10 5/8% Senior Subordinated Notes Due 2003

                                      and

              10 5/8% Senior Subordinated Exchange Notes Due 2003


                           -------------------------


                                   INDENTURE


                        Dated as of September 19, 1996



                           -------------------------


                             THE BANK OF NEW YORK
                                    TRUSTEE










==============================================================================

                               TABLE OF CONTENTS

                                                                                                     Page
                                                                                                     ----

                                   ARTICLE I

                  Definitions and Incorporation by Reference
SECTION 1.01.              Definitions...................................................................1
SECTION 1.02.              Other Definitions............................................................21
SECTION 1.03.              Incorporation by Reference of Trust
                           Indenture Act................................................................21
SECTION 1.04.              Rules of Construction........................................................22


                                  ARTICLE II

                                The Securities

SECTION 2.01.              Form and Dating..............................................................23
SECTION 2.02.              Execution and Authentication.................................................23
SECTION 2.03.              Registrar and Paying Agent...................................................24
SECTION 2.04.              Paying Agent To Hold Money in Trust..........................................25
SECTION 2.05.              Holder Lists.................................................................25
SECTION 2.06.              Transfer and Exchange........................................................25
SECTION 2.07.              Replacement Securities.......................................................27
SECTION 2.08.              Outstanding Securities.......................................................27
SECTION 2.09.              Temporary Securities.........................................................28
SECTION 2.10.              Cancellation.................................................................28
SECTION 2.11.              Defaulted Interest...........................................................28
SECTION 2.12.              CUSIP Numbers................................................................28


                                  ARTICLE III

                                  Redemption

SECTION 3.01.              Notices to Trustee...........................................................29
SECTION 3.02.              Selection of Securities To Be Redeemed.......................................29
SECTION 3.03.              Notice of Redemption.........................................................30
SECTION 3.04.              Effect of Notice of Redemption...............................................31
SECTION 3.05.              Deposit of Redemption Price..................................................31
SECTION 3.06.              Securities Redeemed in Part..................................................31


                                  ARTICLE IV

                                   Covenants

SECTION 4.01.              Payment of Securities........................................................31
SECTION 4.02.              SEC Reports..................................................................31
SECTION 4.03.              Limitation on Debt...........................................................32




                                       i





                                                                                                      Page
                                                                                                      ----

SECTION 4.04.              Limitation on Restricted Payments............................................33
SECTION 4.05.              Limitation on Transactions with
                           Affiliates...................................................................35
SECTION 4.06.              Change of Control Put Event..................................................37
SECTION 4.07.              Limitation on Other Business Activities......................................39
SECTION 4.08.              Limitations on Restrictions on
                           Distributions by Subsidiaries................................................39
SECTION 4.09.              Limitation on Issuance of Other
                           Subordinated Debt............................................................40
SECTION 4.10.              Limitation on Liens..........................................................41
SECTION 4.11.              Amendment of Tax Sharing Agreement...........................................41
SECTION 4.12.              Maintenance of Status of Subsidiaries as
                           Insured Depository Institutions; Capital
                           Maintenance..................................................................41
SECTION 4.13.              Compliance Certificates......................................................42
SECTION 4.14.              Further Instruments and Acts.................................................42


                                   ARTICLE V

                               Successor Company

SECTION 5.01.              When Holdings and FN Escrow May Merge or
                           Transfer Assets..............................................................42


                                  ARTICLE VI

                             Defaults and Remedies






SECTION 6.01.              Events of Default............................................................44
SECTION 6.02.              Acceleration.................................................................46
SECTION 6.03.              Other Remedies...............................................................46
SECTION 6.04.              Waiver of Past Defaults......................................................47
SECTION 6.05.              Control by Majority..........................................................47
SECTION 6.06.              Limitation on Suits..........................................................47
SECTION 6.07.              Rights of Holder To Receive Payment..........................................48
SECTION 6.08.              Collection Suit by Trustee...................................................48
SECTION 6.09.              Trustee May File Proofs of Claim.............................................48
SECTION 6.10.              Priorities...................................................................48
SECTION 6.11.              Undertaking for Costs........................................................49
SECTION 6.12.              Waiver of Stay or Extension Laws.............................................49


                                  ARTICLE VII

                                  The Trustee





                                      ii





                                                                                                     Page
                                                                                                     ----

SECTION 7.01.              Duties of Trustee............................................................49
SECTION 7.02.              Rights of Trustee............................................................51
SECTION 7.03.              Individual Rights of Trustee.................................................51
SECTION 7.04.              Trustee's Disclaimer.........................................................52
SECTION 7.05.              Notice of Defaults...........................................................52
SECTION 7.06.              Reports by Trustee to Holders................................................52
SECTION 7.07.              Compensation and Indemnity...................................................52
SECTION 7.08.              Replacement of Trustee.......................................................53
SECTION 7.09.              Successor Trustee by Merger..................................................54
SECTION 7.10.              Eligibility; Disqualification................................................54
SECTION 7.11.              Preferential Collection of Claims
                           Against the Issuer...........................................................55
SECTION 7.12.              Money Held in Trust..........................................................55


                                 ARTICLE VIII

                          Subordination of Securities

SECTION 8.01.              Securities Subordinate to Senior
                           Indebtedness.................................................................55
SECTION 8.02.              Payment Over of Proceeds Upon
                           Dissolution, Etc.............................................................55
SECTION 8.03.              No Payment When Senior Indebtedness in
                           Default......................................................................56
SECTION 8.04.              Payment Permitted If No Default..............................................58
SECTION 8.05.              Acceleration of Payment of Securities........................................58
SECTION 8.06.              Subrogation to Rights of Holders of
                           Senior Indebtedness..........................................................58
SECTION 8.07.              Provisions Solely to Define Relative
                           Rights.......................................................................59
SECTION 8.08.              Trustee to Effectuate Subordination..........................................59
SECTION 8.09.              No Waiver of Subordination Provisions........................................60
SECTION 8.10.              Notice to Trustee............................................................60
SECTION 8.11.              Reliance on Judicial Order or
                           Certificate of Liquidating Agent.............................................61
SECTION 8.12.              Trustee Not Fiduciary for Holders of
                           Senior Indebtedness..........................................................61
SECTION 8.13.              Rights of Trustee as Holder of Senior
                           Indebtedness; Preservation of Trustee's
                           Rights.......................................................................62
SECTION 8.14.              Article Applicable to Paying Agents..........................................62
SECTION 8.15.              Trust Moneys Not Subordinated................................................62
SECTION 8.16.              Reliance by Holders of Senior Debt on
                           Subordination Provisions.....................................................62


                                  ARTICLE IX

                      Discharge of Indenture; Defeasance






                                      iii





                                                                                                     Page
                                                                                                     ----

SECTION 9.01.              Discharge of Liability on Securities;
                           Defeasance...................................................................63
SECTION 9.02.              Conditions to Defeasance.....................................................64
SECTION 9.03.              Application of Trust Money...................................................65
SECTION 9.04.              Repayment to the Issuer......................................................65
SECTION 9.05.              Indemnity for Government Obligations.........................................66
SECTION 9.06.              Reinstatement................................................................66


                                   ARTICLE X

                                  Amendments

SECTION 10.01.             Without Consent of Holders...................................................66
SECTION 10.02.             With Consent of Holders......................................................67
SECTION 10.03.             Compliance with Trust Indenture Act..........................................68
SECTION 10.04.             Revocation and Effect of Consents and
                           Waivers......................................................................68
SECTION 10.05.             Notation on or Exchange of Securities........................................69
SECTION 10.06.             Trustee To Sign Amendments...................................................69
SECTION 10.07.             Payment for Consent..........................................................69


                                  ARTICLE XI

                                 Miscellaneous

SECTION 11.01.             Trust Indenture Act Controls.................................................69
SECTION 11.02.             Notices......................................................................70
SECTION 11.03.             Communication by Holders with other
                           Holders......................................................................70
SECTION 11.04.             Certificate and Opinion as to Conditions
                           Precedent....................................................................71
SECTION 11.05.             Statements Required in Certificate or
                           Opinion......................................................................71
SECTION 11.06.             When Securities Disregarded..................................................71
SECTION 11.07.             Rules by Trustee, Paying Agent and
                           Registrar....................................................................72
SECTION 11.08.             Legal Holidays...............................................................72
SECTION 11.09.             Governing Law................................................................72
SECTION 11.10.             No Recourse Against Others...................................................72
SECTION 11.11.             Successors...................................................................72
SECTION 11.12.             Multiple Originals...........................................................72
SECTION 11.13.             Table of Contents; Headings..................................................73

EXHIBIT A - FORM OF INITIAL NOTE
EXHIBIT B - FORM OF EXCHANGE NOTE


                                    INDENTURE, dated as of September 19, 1996,
                           between FIRST NATIONWIDE ESCROW CORP., a Delaware corporation (the "Issuer"), and THE BANK OF NEW YORK, a New York banking corporation (the "Trustee").

                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer's 10 5/8% Senior Subordinated Notes Due 2003 (the "Initial Notes") and the Issuer's 10 5/8% Senior Subordinated Exchange Notes Due 2003 (the "Exchange Notes" and, together with the Initial Notes, the "Securities").


                                   ARTICLE I

                  Definitions and Incorporation by Reference
                  ------------------------------------------

                  SECTION 1.01.     Definitions.

                  "Affiliate" of any specified Person means (i) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person or (ii) any other Person who is a director or executive officer (A) of such specified Person, (B) of any Subsidiary of such specified Person or (C) of any Person described in clause
(i) above. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Applicable Premium" means, with respect to a Security at any time of determination, the greater of: (i) the product of (x) 5.313% and
(y) the outstanding principal amount of such Security on such date of determination; and (ii) the excess of (A) the present value at such time of determination of the required interest and Principal payments payable to and including the first date on which the Security may be redeemed at the option of the Issuer including the premium on the Security payable on the first date on which such Security may be redeemed at the option of the Issuer, computed using a discount rate equal to the Treasury Rate plus 75 basis points, over
(B) the then outstanding Principal amount of the Security.

                  "Average Life" means, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of the transaction or event giving rise to the need to calculate the Average Life of such Debt to the date, or dates, of each successive scheduled principal payment of such Debt multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

                  "Bank" means First Nationwide Bank, A Federal
Savings Bank.

                  "Bank Preferred Stock" means the 11 1/2% Noncumulative Perpetual Preferred Stock issued by the Bank or, at Holdings' election, other Preferred Stock of the Bank issued to Refinance such stock in an aggregate liquidation value at no time exceeding the sum of the liquidation value of the Bank Preferred Stock on the Issue Date plus reasonable fees and expenses incurred in connection with such Refinancing and accrued dividends and premium, if any.

                  "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee thereof duly authorized to act on behalf of such Board.

                  "Business Day" means each day which is not a Legal
Holiday.

                  "California Federal" means California Federal
Bank, a Federal Savings Bank.

                  "Cal Fed" means Cal Fed Bancorp Inc., a savings and loan holding company.

                  "Cal Fed Acquisition" means the acquisition by Holdings of Cal Fed and its wholly owned Subsidiary California Federal pursuant to the Merger Agreement.

                  "Cal Fed Preferred Stock" means the 105/8% Noncumulative Perpetual Preferred Stock issued by California Federal, or, at Holdings' election, other Preferred Stock of the Bank issued to Refinance such stock in an aggregate liquidation value at no time exceeding the sum of the liquidation value of the Cal Fed Preferred Stock on the Issue Date plus reasonable fees and expenses incurred in connection with such Refinancing and accrued dividends and premium, if any.

                  "Capital Lease Obligations" of a Person means any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                  "Capital Stock" of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.

                  "Change of Control Call Event" means the occurrence of either of the following events:

                  (i) any Person other than a Permitted Holder shall be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of Holdings, whether as a result of issuance of securities of Holdings, any merger, consolidation, liquidation or dissolution of Holdings, any direct or indirect transfer of securities by a Permitted Holder or otherwise; or

                  (ii) a sale, transfer, conveyance or other disposition (other than to Holdings or any Affiliate of Holdings) in a single transaction or in a series of related transactions, in either case occurring outside the ordinary course of business, of more than 75% of the assets and 75% of the deposit liabilities of the Bank shown on the consolidated balance sheet of the Bank as of the end of the most recent fiscal quarter ending at least 45 days prior to such transaction (or the first transaction in any such related series of transactions); provided, however, that for purposes of this clause
         (ii) if Holdings at any time holds any assets other than (A) the Capital Stock of the Bank, (B) Temporary Cash Investments, (C) assets related to Permitted Business Activities and (D) Permitted Investments described in clause (iv) of the definition thereof, such other assets shall be deemed to be assets of the Bank and to have been reflected on such consolidated balance sheet.

                  "Change of Control Put Event" means the occurrence of any of the following events:

                  (i) any Person other than a Permitted Holder shall be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of Holdings, whether as a result of issuance of securities of Holdings, any merger, consolidation, liquidation or dissolution of Holdings, any direct or indirect transfer of securities by a Permitted Holder or otherwise;

                  (ii) a sale, transfer, conveyance or other disposition (other than to Holdings or any of its Subsidiaries) in a single transaction or in a series of related transactions, in either case occurring outside the ordinary course of business, of more than 75% of the assets and 75% of the deposit liabilities of the Bank shown on the consolidated balance sheet of the Bank as of the end of the most recent fiscal quarter ending at least 45 days prior to such transaction (or the first transaction in any such related series of transactions); provided, however, that for purposes of this clause
         (ii) if Holdings at any time holds any assets other than (A) the Capital Stock of the Bank, (B) Temporary Cash Investments, (C) assets related to Permitted Business Activities and (D) Permitted Investments described in clause (iv) of the definition thereof, such other assets shall be deemed to be assets of the Bank and to have been reflected on such consolidated balance sheet; or

                  (iii) a transaction or series of related transactions as a result of which 20% or more of the Voting Stock or common stock (or Capital Stock convertible or exchangeable into 20% of the Voting Stock or common stock) of the Bank is held by one or more Persons other than Holdings or its Wholly Owned Subsidiaries.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Consolidated Common Shareholders' Equity" of the Bank means, at any date, all amounts which would, in conformity with GAAP, be included under shareholders' equity on a consolidated balance sheet of the Bank as at such date, less (i) any amounts included therein attributable to, without duplication, (x) Redeemable Stock, (y) Exchangeable Stock and (z) Preferred Stock, (ii) the amount of the capital contribution made by Holdings to the Bank, which amount represented the net proceeds to Holdings from the issuance of the Holdings 91/8% Senior Subordinated Notes, and (iii) from and after the date of the FN Escrow Merger, the amount of the net proceeds to the Issuer from the issuance of the Securities.

                  "Consolidated Net Income" of Holdings means for any period the consolidated net income (or loss) of Holdings and its consolidated Subsidiaries for such period determined in accordance with GAAP, less, without duplication, the amount of dividends declared in respect of the Bank Preferred Stock and any Qualified Preferred Stock during such period (to the extent not deducted from Consolidated Net Income in accordance with GAAP); provided, however, that there shall be excluded therefrom:

                  (a) any net income (or loss) of any Person if such Person is not a Subsidiary, except that (A) Holdings' equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Holdings or a Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Subsidiary, to the limitations contained in clause (c) below) and (B) Holdings' equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

                  (b) any net income (but not loss) of any Person acquired by Holdings or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

                  (c) any net income (or loss) of any Subsidiary (other than the Bank or any of its Subsidiaries) if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to Holdings (other than restrictions contained in any Qualified Preferred Stock), except that (A) Holdings' equity in the net income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Subsidiary during such period to Holdings or another Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Subsidiary, to the limitation contained in this clause) and (B) Holdings' equity in a net loss of any such Subsidiary for such period shall be included in determining such Consolidated Net Income;

                  (d) any gain (but not loss) realized upon the sale or other disposition of any property, plant or equipment of Holdings or its consolidated Subsidiaries (other than in connection with the sale of insured deposits) (including pursuant to any sale-and-leaseback arrangement) and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person;

                  (e) the cumulative effect of a change in accounting principles; and

                  (f) the gain (but not the loss) from the sale, transfer, conveyance or other disposition (other than to Holdings or any of its Subsidiaries) in a single transaction or in a series of related transactions, in either case occurring outside the ordinary course of business, of more than 75% of the assets of the Mortgage Bank shown on a balance sheet of the Mortgage Bank as of the end of the most recent fiscal quarter ending at least 45 days prior to such transaction (or the first transaction in such related series of transactions).

                  "Consolidated Net Worth" of any Person means, at any date, all amounts which would, in conformity with GAAP, be included under shareholders' equity on a consolidated balance sheet of such Person as at such date, less any amounts included therein attributable to (x) Redeemable Stock and (y) Exchangeable Stock.

                  "Debt" of any Person means, without duplication,

                  (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

                  (ii) all Capital Lease Obligations of such Person;

                  (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the ordinary course of business);

                  (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

                  (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Redeemable Stock (but excluding in each case any accrued dividends);

                  (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including Guarantees of such obligations and dividends; and

                  (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Depositary" means, with respect to any Global Securities, The Depository Trust Company or any successor clearing agency registered under the Exchange Act and designated to act as Depositary for such Global Securities by the Trustee.

                  "Depository Institution" shall have the meaning attributed thereto in Section 3(c)(1) of the Federal Deposit Insurance Act, 12 U.S.C. ss. 1813(c)(1), or a similar definition under any successor statute.

                  "Designated Senior Indebtedness" means, as of any date of determination, (i) the Senior Notes and any Refinancing thereof and (ii) any other Senior Indebtedness, provided that for purposes of this clause (ii) the Senior Indebtedness issued or incurred in any single transaction shall not be Designated Senior Indebtedness unless the Senior Indebtedness issued or incurred in such transaction (including any commitments to lend), at the time of Issuance, had an aggregate principal amount outstanding (including any commitments to lend) exceeding $25,000,000 and was specifically designated by the Issuer in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness."

                  "Designated Senior Indebtedness Representative" means any trustee, agent or representative (if any) for an issue of Designated Senior Indebtedness.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchangeable Stock" means any Capital Stock of a Person which is exchangeable or convertible into another security (other than Capital Stock of such Person which is neither Exchangeable Stock nor Redeemable Stock).

                  "Exchange Offer Registration Statement" has the meaning ascribed thereto in the Registration Agreement.

                  "FN Escrow" means First Nationwide Escrow Corp. not including Holdings or any other successors thereof.

                  "FN Escrow Merger" means the merger of FN Escrow with and into Holdings pursuant to the FN Escrow Merger Agreement.

                  "FN Escrow Merger Agreement" means the Merger Agreement, between Holdings and FN Escrow, as amended from time to time.

                  "FN Escrow Preferred Stock" means the Cumulative Perpetual Preferred Stock of FN Escrow.

                  "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time, except that, for purposes of calculating Consolidated Net Income, Consolidated Net Worth and Consolidated Common Shareholders' Equity, it shall mean generally accepted accounting principles in the United States as in effect on the date of the Holdings 91/8% Senior Subordinated Notes Indenture.

                  "Global Security" means the certificate(s) representing the Securities initially sold to Qualified Institutional Buyers (as defined in Rule 144A under the Securities Act) in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A, which certificate(s) will be deposited with, or on behalf of, the Depositary.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take-or pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Holder" means the Person in whose name a Security is registered on the Registrar's books.

                  "Holdings" means First Nationwide Holdings Inc.
and its successors.

                  "Holdings 91/8% Senior Subordinated Notes" means Holdings' 91/8% Senior Subordinated Notes Due 2003 and the Holdings 91/8% Senior Subordinated Exchange Notes Due 2003, issued by Holdings pursuant to the Holdings 91/8% Senior Subordinated Notes Indenture.

                  "Holdings 91/8% Senior Subordinated Notes Indenture" means the Indenture, dated as of January 31, 1996, between Holdings and The Bank of New York, as Trustee, as such Indenture may be amended from time to time, under which the Holdings 91/8% Senior Subordinated Notes were issued.

                  "Holdings Preferred Stock" means the Cumulative Perpetual Preferred Stock to be issued by Holdings, including any shares of additional preferred stock issued in lieu of cash dividends thereon.

                  "Investment" in any Person means any loan or advance to, any net payment on a Guarantee of, any acqui sition of Capital Stock, equity interest, obligation or other security of, or capital contribution or other investment in, such Person. Investments shall exclude loans or advances to customers and suppliers in the ordinary course of business. The term "Invest" has a corresponding meaning.

                  "Issue" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Debt or Capital Stock of a Person existing at the time such Person becomes a Subsidiary of another Person (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Subsidiary at the time it becomes a Subsidiary of such other Person.

                  "Issue Date" means the date of the original issue of the Initial Notes.

                  "Issuer" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

                  "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or in the state where the principal office of the Trustee is located.

                  "Lien" means any mortgage, pledge, security interest, conditional sale or other title retention agreement or other similar lien.

                  "Mafco Holdings" means Mafco Holdings Inc., a Delaware corporation, and its successors.

                  "Merger Agreement" means the Agreement and Plan of Merger, dated as of July 27, 1996, among Holdings, Cal Fed and California Federal, as amended from time to time.

                  "Minimum Common Equity Amount" means, as of the end of any fiscal quarter, an amount equal to the sum of (i) $400 million and (ii) the excess, if any, of amounts attributable to goodwill and core deposit intangible on the consolidated balance sheet of the Bank as at the end of such fiscal quarter, over $100 million.

                  "Mortgage Bank" means any Subsidiary of Holdings, other than the Bank, that is engaged in the mortgage banking business, including the business of originating or carrying mortgage loans.

                  "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or estimated in good faith to be payable as a result thereof.

                  "Non-Convertible Capital Stock" means, with respect to any corporation, any non-convertible Capital Stock of such corporation and any Capital Stock of such corporation convertible solely into non-convertible common stock of such corporation; provided, however, that Non-Convertible Capital Stock shall not include any Redeemable Stock or Exchangeable Stock.

                  "Officer" means the Chairman of the Board, the Vice Chairman, the President, any Vice President, the Treasurer, an Assistant Treasurer or the Secretary or an Assistant Secretary of the Issuer.

                  "Officers' Certificate" means a certificate signed by the Chairman of the Board, the Vice Chairman, the President or a Vice President (regardless of Vice Presidential designation), and by the Treasurer, an Assistant Treasurer, Secretary or an Assistant Secretary, of the Issuer, and delivered to the Trustee. One of the Officers signing an Officers' Certificate given pursuant to Section 4.13 shall be the principal executive, financial or accounting officer of the Issuer.

                  "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer (or Holdings, Mafco Holdings or one of its Subsidiaries) or the Trustee.

                  "Optional Redemption Amount" means at any time the price at which the Securities are then redeemable pursuant to an optional redemption by the Issuer.

                  "Parity Obligation" means any Debt of the Issuer which specifically provides by its terms that it ranks pari passu with the Securities as to payments of principal and interest. The Holdings 91/8% Senior Subordinated Notes shall be deemed to be Parity Obligations of Holdings.

                  "Permitted Affiliate" means any individual that is a director or executive officer of Holdings, of a Subsidiary of Holdings, or of an Unrestricted Affiliate; provided, however, that such individual is not also a director or executive officer of Mafco Holdings, any Person that controls Mafco Holdings or any successor to any of the foregoing.

                  "Permitted Business Activities" means, with respect to any Person, (i) the annuities and mutual funds sales business, (ii) the asset and real estate management business and (iii) any other business activity permissible for Subsidiaries of a multiple savings and loan holding company under Section 10 of the Home Owners' Loan Act (or any successor provision); provided, however, that in connection with such business activities such Person may not have total liabilities of more than $1,000,000.

                  "Permitted Holders" means Ronald O. Perelman (or in the event of his incompetence or death, his estate, heirs, executor, administrator, committee or other personal representative (collectively, "heirs")) or any Person controlled, directly or indirectly, by Ronald O. Perelman or his heirs.

                  "Permitted Investments" means (i) Temporary Cash Investments; (ii) Investments by the Bank consisting of loans to directors and executive officers (other than any such director or executive officer that is the beneficial owner of 10% or more of the Voting Stock of Holdings) of any Subsidiary of Holdings made in the ordinary course of its business and in compliance with all regulatory restrictions on such loans; (iii) Investments by any Subsidiary of Holdings (to the extent that and for so long as such Subsidiary, if it were the Bank or a Subsidiary of the Bank, would be permitted, under applicable laws and regulations, to make such Investment) in any Person other than an Affiliate of Holdings (other than an Unrestricted Affiliate, a Subsidiary of Holdings or a Person that would become an Unrestricted Affiliate or a Subsidiary as a result of such Investment); (iv) Investments by Holdings consisting of loans to Affiliates of Holdings so long as (in the case of this clause (iv) only) the Consolidated Common Shareholders' Equity of the Bank as of the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Investment was at least equal to the Minimum Common Equity Amount as of the end of such fiscal quarter; (v) Investments by Holdings in any Subsidiary of Holdings; (vi) Investments by Holdings in any Person which would become a Subsidiary of Holdings as a result of such Investment, but only if after giving effect to such Investment such Subsidiary is not engaged in any trade or business other than (x) activities permissible for subsidiaries of a multiple savings and loan holding company under Section 10 of the Home Owners' Loan Act (or any successor provision), and (y) the ownership of the Capital Stock of one or more other Subsidiaries engaged solely in such activities; and (vii) Investments by any Subsidiary of Holdings in Holdings.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Pledge and Escrow Agreement" means the Pledge and Escrow Agreement, dated as of September 19, 1996, between FN Escrow and The Bank of New York, as Escrow Agent, as amended from time to time.

                  "Preferred Stock" as applied to the Capital Stock of any corporation means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                  "Principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

                  "Qualified Minority Shareholder" means any minority shareholder of a Subsidiary of Holdings if, at the time of determination, the Senior Notes remain outstanding, but shall otherwise mean any such minority shareholder who is not an Affiliate of Holdings (other than an Unrestricted Affiliate, a Permitted Affiliate or a Subsidiary of Holdings).

                  "Qualified Preferred Stock" means (x) any Preferred Stock of any Subsidiary of Holdings (other than the Bank Preferred Stock) which meets the requirements set forth in clauses (a), (b), (c) and (d) below, and (y) any Preferred Stock of any Subsidiary of Holdings (other than the Bank Preferred Stock) Issued to Refinance any other Qualified Preferred Stock or, at Holdings' election, to Refinance any Bank Preferred Stock, provided that the Preferred Stock Issued in such Refinancing meets the requirements set forth in clauses (a), (b), (c) and (e) below:

                  (a) Such Preferred Stock does not contain any mandatory redemption provisions which would require it to be redeemed prior to the first anniversary of the Stated Maturity of the Securities;

                  (b) The terms of such Preferred Stock do not impose any consensual encumbrance or restriction on the ability of the issuer thereof to pay dividends or make distributions on its common stock except in a manner that is no more restrictive in any material respect than the following, as determined in good faith by the Board of Directors of Holdings and evidenced by a resolution adopted by such Board:

                           (i) Dividends and distributions on common stock or
                  other capital stock of the issuer may not be declared or paid or set apart for payment at any time when the issuer has not declared and paid any dividends or distributions on such Preferred Stock which are required to be declared and paid as a precondition to dividends or distributions on other capital stock of the issuer;

                           (ii) Distributions upon the liquidation,
                  dissolution or winding up of the issuer, whether voluntary or involuntary ("Liquidating Distributions"), may not be made on the common stock or other capital stock of the issuer at any time when such Preferred Stock is entitled to receive Liquidating Distributions which have not been paid; and

                           (iii) Dividends and distributions on common stock
                  or other capital stock of the issuer may not be declared or paid or set apart for payment at any time when such Preferred Stock is required to be, but has not been, redeemed pursuant to redemption provisions which meet the requirements of clause (a) above;

                  (c) The terms of such Preferred Stock do not impose any consensual encumbrance or restriction on the ability of the issuer thereof (i) to pay any Debt or other obligation owed to Holdings; (ii) to make loans or advances to Holdings; or
         (iii) to transfer any of its property or assets to Holdings, except, in any such case, any encumbrance or restriction permitted by Section
         4.08 (other than clause (h) thereof);

                  (d) In the case of Preferred Stock Issued pursuant to clause
         (x) above, Consolidated Net Income of Holdings for the Relevant Period (as defined in the next sentence) on a pro forma basis, after giving effect to (i) the Issuance of such Preferred Stock (including fees and expenses incurred in connection with such Issuance), (ii) the use of the proceeds thereof, if any, (iii) any acquisition of capital stock or assets of another Person occurring in connection with the Issuance of such Preferred Stock (including the anticipated revenue and earnings relating thereto) and (iv) any dividend or other payment obligations with respect to such Preferred Stock, in each case as if such Preferred Stock had been Issued and any such acquisition had been made on the first day of the Relevant Period, is no less than the actual Consolidated Net Income of Holdings for the Relevant Period. "Relevant Period" means, with respect to any Issuance of Preferred Stock, the four full fiscal quarters most recently ended at least 45 days prior to the date of such Issuance. For purposes of this clause (d), whenever pro forma effect is to be given to an acquisition of capital stock or assets, the amount of revenue and earnings relating thereto, or any other circumstance, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of Holdings; and

                  (e) In the case of Preferred Stock Issued in a Refinancing pursuant to clause (y) above, the aggregate liquidation value of such Preferred Stock shall not exceed the sum of the liquidation value of the Preferred Stock being Refinanced on the date it was originally Issued plus reasonable fees and expenses incurred in connection with such Refinancing and accrued dividends and premium, if any.

                  "Redeemable Stock" means, with respect to any Person, Capital Stock of such Person that by its terms or otherwise is required to be redeemed on or prior to the first anniversary of the Stated Maturity of the Securities or is redeemable at the option of the holder thereof at any time on or prior to the first anniversary of the Stated Maturity of the Securities.

                  "Refinance" means, in respect of any Debt or Preferred Stock, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue Debt or Preferred Stock in exchange or replacement for, such Debt or Preferred Stock. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Registration Agreement" means the Registration Agreement dated September 19, 1996 among the Issuer, Holdings and the Initial Purchasers named therein.

                  "Registered Exchange Offer" has the meaning ascribed thereto in the Registration Agreement.

                  "Restricted Payment" means, as to any Person making a Restricted Payment, (i) the declaration or payment of any dividend or any distribution on or in respect of the Capital Stock of such Person (including any payment in connection with any merger or consolidation involving such Person) or to the holders of the Capital Stock of such Person (except (x) dividends or distributions payable solely in the Non-Convertible Capital Stock of such Person or in options, warrants or other rights to purchase the Non-Convertible Capital Stock of such Person, and (y) dividends or distributions on Capital Stock of a Subsidiary of Holdings payable to Holdings or a Subsidiary of Holdings and to Qualified Minority Shareholders), (ii) any purchase, redemption or other acquisition or retirement for value of any Capital Stock (including the Bank Preferred Stock) of Holdings or any Subsidiary, (iii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Parity Obligation or Subordinated Obligation (other than the purchase, repurchase or other acquisition of Parity Obligations or Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), and (iv) any Investment in any Person other than a Permitted Investment.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities" means the Initial Notes and the Exchange Notes, treated as a single class of securities.

                  "Securities Act" means the Securities Act of 1933.

                  "Securities Payment" means (i) any payment or distribution of any kind or character, whether in cash, property or securities (including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Debt of Holdings being subordinated to the payment of the Securities), which may be payable or deliverable in respect of the Securities in any case, proceeding, dissolution, liquidation or other winding up or event referred to in Section 8.02, or otherwise on account of any Principal or interest on the Securities (except as provided in Section 8.15), (ii) any payment on account of the purchase or other acquisition of the Securities, or
(iii) any deposit made pursuant to Section 9.02.

                  "Senior Indebtedness" means the following obligations, whether outstanding on the date of this Indenture or thereafter created, incurred or assumed, and whether at any time owing actually or contingent:

                  (i) all obligations in respect of the Senior Notes (including all obligations in respect thereof consisting of the principal of and premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Holdings), and all fees, expenses and other amounts);

                  (ii) all obligations consisting of the principal of and premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Holdings), and all fees, expenses and other amounts, in respect of (A) indebtedness of Holdings for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which Holdings is responsible or liable;

                  (iii)  all Capital Lease Obligations of Holdings;

                  (iv) all obligations of Holdings (A) for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (B) under interest rate swaps, caps, collars, options and similar arrangements and foreign currency hedges entered into in respect of any obligations described in clauses (i),
         (ii) and (iii) or (C) issued or assumed as the deferred purchase price of property and all conditional sale obligations of Holdings and all obligations of Holdings under any title retention agreement;

                  (v) all obligations of other Persons of the type referred to in clauses (ii), (iii) and (iv) and all dividends of other Persons for the payment of which, in either case, Holdings is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any agreement which has the economic effect of a Guarantee; and

                  (vi) all obligations of Holdings consisting of modifications or Refinancings of any obligation described in clauses (i), (ii),
         (iii), (iv) or (v);

unless, in the case of any particular obligation, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations (a) are subordinate in right of payment to Senior Indebtedness or (b) are not superior in right of payment to the Securities; provided, however, that Senior Indebtedness shall not include (1) Debt of Holdings to a Subsidiary of Holdings or any other Affiliate of Holdings or any of such Affiliate's Subsidiaries, other than any such Debt consisting of Senior Notes or any Refinancing thereof, (2) any liability for federal, state, local or other taxes owed or owing by Holdings, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (4) any indebtedness, Guarantee or obligation of Holdings which is subordinate or junior in any respect to any other indebtedness, Guarantee or obligation of Holdings, (5) Debt of or amounts owed by Holdings for compensation to employees or for services rendered to Holdings, (6) amounts owing under leases (other than Capitalized Lease Obligations), (7) that portion of any Debt which at the time of Issuance is Issued in violation of this Indenture; provided, however, that in the case of this clause (7), (A) any Debt Issued to any Person who has no actual knowledge that the Issuance of such Debt was not permitted under this Indenture and who received on the date of Issuance thereof a certificate from an officer of Holdings to the effect that the Issuance of such Debt would not violate this Indenture shall constitute Senior Indebtedness and (B) any Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business shall constitute Senior Indebtedness provided that such Debt is extinguished within three business days of Issuance, (8) the Holdings 91/8% Senior Subordinated Notes, or (9) the Initial Notes or the Exchange Notes.

                  "Senior Notes" means Holdings' 12 1/4% Senior Notes Due 2001 and Holdings' 12 1/4% Senior Exchange Notes Due 2001 issued by Holdings pursuant to the Senior Notes Indenture.

                  "Senior Notes Indenture" means the Indenture, dated as of July 15, 1994, between Holdings and The First National Bank of Boston, as Trustee, as such Indenture may be amended from time to time, under which the Senior Notes were issued.

                  "Shelf Registration Statement" has the meaning ascribed thereto in the Registration Agreement.

                  "Significant Subsidiary" means (i) any Subsidiary of Holdings which at the time of determination either (A) had assets which, as of the date of Holdings' most recent quarterly consolidated balance sheet, constituted at least 5% of Holdings' total assets on a consolidated basis as of such date, in each case determined in accordance with GAAP, or (B) had revenues for the 12-month period ending on the date of Holdings' most recent quarterly consolidated statement of income which constituted at least 5% of Holdings' total revenues on a consolidated basis for such period or (ii) any Subsidiary of Holdings which, if merged with all Defaulting Subsidiaries (as defined below) of Holdings, would at the time of determination either (A) have had assets which, as of the date of Holdings' most recent quarterly consolidated balance sheet, would have constituted at least 10% of Holdings' total assets on a consolidated basis as of such date or (B) have had revenues for the 12-month period ending on the date of Holdings' most recent quarterly consolidated statement of income which would have constituted at least 10% of Holdings' total revenues on a consolidated basis for such period (each such determination being made in accordance with GAAP). "Defaulting Subsidiary" means any Subsidiary of Holdings with respect to which an event described under Section 6.01(5), 6.01(6), 6.01(7) or 6.01(8) has occurred and is continuing.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).

                  "Subordinated Obligation" means any Debt of the Issuer (whether outstanding on the Issue Date or thereafter Issued) which is subordinate or junior in right of payment to the Securities.

                  "Subsidiary" means as to any Person any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

                  "Tax Sharing Agreement" means (i) that certain agreement dated as of January 1, 1994 among Holdings, certain of its Subsidiaries and Mafco Holdings, and (ii) any other tax allocation agreement between Holdings or any of its Subsidiaries with Holdings or any direct or indirect shareholder of Holdings with respect to consolidated or combined tax returns including Holdings or any of its Subsidiaries but only to the extent that amounts payable from time to time by Holdings or any such Subsidiary under any such agreement do not exceed the corresponding tax payments that Holdings or such Subsidiary would have been required to make to any relevant taxing authority had Holdings or such Subsidiary not joined in such consolidated or combined returns, but instead had filed returns including only Holdings or its Subsidiaries (provided that any such agreement may provide that, if Holdings or any such Subsidiary ceases to be a member of the affiliated group of corporations of which Mafco Holdings is the common parent for purposes of filing a consolidated Federal income tax return (such cessation, a "Deconsolidation Event"), then Holdings or such Subsidiary shall indemnify such direct or indirect shareholder with respect to any Federal, state or local income, franchise or other tax liability (including any related interest, additions or penalties) imposed on such shareholder as the result of an audit or other adjustment with respect to any period prior to such Deconsolidation Event that is attributable to Holdings, such Subsidiary or any predecessor business thereof (computed as if Holdings, such Subsidiary or such predecessor business, as the case may be, were a stand-alone entity that filed separate tax returns as an independent corporation), but only to the extent that any such tax liability exceeds any liability for taxes recorded on the books of Holdings or such Subsidiary with respect to any such period.

                  "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, in each case, maturing within 360 days of the date of acquisition thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company (including the Trustee) which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States having capital, surplus and undivided profits aggregating in excess of $250,000,000 and whose debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined for purposes of Rule 436 under the Securities Act) or any money-market fund sponsored by any registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of Holdings or the Issuer) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-2" (or higher) according to Moody's Investors Service, Inc. or "A-2" (or higher) according to Standard and Poor's Corporation and (v) securities with maturities of six months or less from the date of acquisition backed by standby or direct pay letters of credit issued by any bank satisfying the requirements of clause (ii) above.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss.77aaa-77bbbb) as in effect on the Issue Date; provided, however, that in the event the TIA is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

                  "TNIS" means Trans Network Insurance Services
Inc., a Delaware corporation.

                  "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the date fixed for repayment (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining Average Life to the first date on which Securities are subject to optional redemption by the Issuer; provided, however, that, if the Average Life of the Securities to the first date on which Securities are subject to optional redemption by the Issuer is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that, if the Average Life of the Securities to the first date on which Securities are subject to optional redemption by the Issuer is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

                  "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                  "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

                  "Unrestricted Affiliate" means a Person (other than a Subsidiary of Holdings) controlled (as defined in the definition of "Affiliate") by Holdings, in which no Affiliate of Holdings (other than (w) Holdings, (x) a Wholly Owned Subsidiary of Holdings, (y) a Permitted Affiliate and (z) another Unrestricted Affiliate) has an Investment.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

                  "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

                  "Wholly Owned Subsidiary" means, with respect to Holdings, the Bank and any Subsidiary of Holdings all the Capital Stock of which (other than directors' qualifying shares or Qualified Preferred Stock) is owned by Holdings, the Bank or another Wholly Owned Subsidiary.

                  SECTION 1.02.     Other Definitions.

                                                                                       Defined in
                        Term                                                             Section
                        ----                                                           ------------
"Bankruptcy Law".......................................................                   6.01
"covenant defeasance option"...........................................                   9.01(b)
"Custodian"............................................................                   6.01
"Default Amount".......................................................                   6.02
"Event of Default......................................................                   6.01
"legal defeasance option"..............................................                   9.01(b)
"Outstanding"..........................................................                   2.08
"Paying Agent".........................................................                   2.03
"Registrar"............................................................                   2.03

                  SECTION 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the SEC.

                  "default" means any Default or Event of Default.

                  "indenture securities" means the Securities.

                  "indenture security holder" means a Holder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                  SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP and all accounting calculations will be determined in accordance with such principles;

                  (3) "or" is not exclusive;

                  (4) "including" means including without limitation;

                  (5) words in the singular include the plural and words in the plural include the singular;

                  (6) unsecured debt shall not be deemed to be subordinate or junior to secured debt merely by virtue of its nature as unsecured debt;

                  (7) the principal amount of any noninterestbearing or other discount security at any date of issuance shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP and accretion of principal on such security shall be deemed to be the issuance of Debt; provided, however, that the accretion of principal on such security shall not be deemed to be the issuance of Debt if the issuer elects, at the time of original issuance of such security, to treat such accretion as if, on such date of original issuance, there were an additional issuance of Debt in an aggregate principal amount equal to the excess of the principal amount at maturity of such security over the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP and, unless repaid or redeemed, the amount of such additional issuance of Debt shall be treated as being outstanding for all purposes under this Indenture until such security is paid in full; and

                  (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.


                                  ARTICLE II

                                The Securities
                                --------------

                  SECTION 2.01. Form and Dating. The Initial Notes and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Notes and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit B, which is hereby incorporated in and expressly made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A and Exhibit B are part of the terms of this Indenture.

                  SECTION 2.02. Execution and Authentication. Two Officers shall sign the Securities for the Issuer by manual or facsimile signature. The Issuer's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be con-clusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall authenticate and make available for delivery (i) Initial Notes for original issue in an aggregate principal amount of $575,000,000 and (ii) Exchange Notes from time to time for issue only in exchange for a like Principal amount of Initial Notes, in each case upon a written order of the Issuer signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Issuer. Such order shall specify the amount of the Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $575,000,000 except as provided in Section 2.07.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands. The Issuer agrees to pay to any authenticating agent compensation for its services hereunder.

                  SECTION 2.03.     Registrar and Paying Agent.  The
     Issuer shall maintain an office or agency where securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" shall include any additional paying agent.

                  The Issuer shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Issuer or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

                  The Issuer hereby initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

                  SECTION 2.04. Paying Agent To Hold Money in Trust. On or prior to each due date of the Principal and interest on any Security, the Issuer shall deposit with the Paying Agent a sum sufficient to pay such Principal and interest when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of Principal of or interest on the Securities and shall notify the Trustee of any default by the Issuer in making any such payment. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                  SECTION 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

                  SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of
Section 8-401(1) of the Uniform Commercial Code (or any successor provisions, as applicable) are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal Principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Securities at the Registrar's or co-registrar's request. The Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Issuer shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

                  Prior to the due presentation for registration of transfer of any Security, the Issuer, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of Principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                  All Securities issued upon any transfer or exchange pursuant to this Section 2.06 will evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                  The provisions of clauses (1), (2), (3) and (4) below shall apply only to Global Securities:

                  (1) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

                  (2) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless
         (A) such Depositary (i) has notified the Issuer that it is unwilling or unable to continue as Depositary for such Global Security and is not replaced by a successor Depositary approved by the Trustee or
         (ii) has ceased to be a clearing agency registered under the Exchange Act, (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security or (C) a request for certificates is made by a holder of a beneficial interest in the Global Security in connection with a transfer of such interest to an institutional "accredited investor" (within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities
         Act) pursuant to and in compliance with the terms of this Indenture and the Securities.

                  (3) Subject to clause (2) above, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

                  (4) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, pursuant to this Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

                  SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code (or any successor provisions, as applicable) are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuer and the Trustee to protect the Issuer, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Security.

                  In case any such mutilated, destroyed, lost or stolen Security has become due and payable, the Issuer, in its discretion, may, instead of issuing a new Security, pay such Security.

                  Every replacement Security is an additional obligation of the Issuer.

                  SECTION 2.08. Outstanding Securities. Securities outstanding ("Outstanding") at any time are all Securities authenticated and delivered by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not Outstanding. A Security does not cease to be Outstanding because the Issuer or an Affiliate of the Issuer holds the Security.

                  If a Security is paid or replaced pursuant to Section 2.07, it shall cease to be Outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all Principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be Outstanding and interest on them ceases to accrue.

                  SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Issuer may execute and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall execute and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Issuer, without charge to the Holder.

                  SECTION 2.10. Cancellation. The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver such canceled Securities to the Issuer upon the Issuer's written request. The Issuer may not Issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation (except for the Issuance of Exchange Notes in exchange for Initial Notes).

                  SECTION 2.11. Defaulted Interest. If the Issuer defaults in a payment of interest on the Securities, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuer may pay the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Issuer shall fix or cause to be fixed any such special record date and payment date, and, at least 15 days before any such special record date, the Issuer shall mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                  SECTION 2.12. CUSIP Numbers. The Issuer in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.


                                  ARTICLE III

                                  Redemption
                                  ----------

                  SECTION 3.01. Notices to Trustee. If the Issuer elects to redeem Securities pursuant to paragraph 5 of the Securities or is required to redeem Securities pursuant to paragraph 6 of the Securities, it shall notify the Trustee in writing of such election, the redemption date, the Principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

                  The Issuer shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption for determining the Holders to whom notice of redemption will be sent pursuant to Section 3.03 shall be selected by the Issuer and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee unless the Trustee consents to a shorter period.

                  SECTION 3.02. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee in its discretion shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from Outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the Principal amount of Securities that have denominations larger than $1,000. Securities, and portions thereof, that the Trustee selects for redemption shall be in original Principal amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Issuer promptly of the Securities or portions of Securities to be redeemed.

                  SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Issuer shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

                  The notice shall identify the Securities to be redeemed and shall state:

                  (1)      the redemption date;

                  (2)      the redemption price;

                  (3)      the name and address of the Paying Agent;

                  (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (5) if fewer than all the Outstanding Securities are to be redeemed, the identification of the particular Securities to be redeemed as well as the aggregate Principal amount of Securities to be redeemed and, if any Security is being redeemed in part, the portion of the Principal amount of such Security to be redeemed and that after the redemption date and upon surrender of such Security a new Security or Securities will be issued having a Principal amount equal to the Principal amount of the Security surrendered less the Principal amount of the portion of the Security redeemed;

                  (6) that, unless the Issuer defaults in making such redemption payment, interest on the Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

                  (7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed;

                  (8) the CUSIP number, if any, printed on the Securities being redeemed; and

                  (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

                  At the Issuer's request, the Trustee shall give the notice of redemption in the Issuer's name and at the

Issuer's expense. In such event, the Issuer shall provide the Trustee with the information required by this Section.

                  SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice and from and after such date (unless the Issuer shall default in the payment of all or part of the redemption price) cease to bear interest. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest, if any, to the redemption date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                  SECTION 3.05.     Deposit of Redemption Price.  On or
prior to the redemption date, the Issuer shall deposit with the Paying
Agent (or, if the Issuer or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities to be redeemed on the redemption date, other than Securities or portions of Securities called for redemption which have been delivered by the Issuer to the Trustee for cancellation.

                  SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer's expense) a new Security having a Principal amount equal to the Principal amount of the Security surrendered less the Principal amount of the portion of the Security so redeemed.


                                  ARTICLE IV

                                   Covenants
                                   ---------

                  SECTION 4.01. Payment of Securities. The Issuer shall promptly pay the Principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all Principal and interest then due. The Issuer shall pay interest on overdue Principal and, to the extent lawful, interest on overdue installments of interest, at the rate specified therefor in the Securities.

                  SECTION 4.02. SEC Reports. Notwithstanding that Holdings may not be required to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act,

Holdings shall file or cause to be filed with the SEC and provide the Trustee and Holders with the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) specified in Sections 13 and 15(d) of the Exchange Act. The Issuer also shall comply with the other provisions of TIA ss. 314(a).

                  SECTION 4.03. Limitation on Debt. FN Escrow shall not Issue any Debt other than the Securities. Holdings shall not Issue any Debt and Holdings shall not permit any Subsidiary of Holdings to Issue any Debt; provided, however, that the foregoing shall not prohibit the Issuance of the following Debt:

                  (a) the Securities and Debt of Holdings Issued by Holdings in exchange for, or the proceeds of which are used to Refinance, the Senior Notes, the Holdings 91/8% Senior Subordinated Notes or any Debt permitted by this clause (a) or clause (b) below; provided, however, that in the case of any Debt (other than any Securities) Issued in connection with such Refinancing, (x) the principal amount or, in the case of Debt Issued at a discount, the accreted value of the Debt so Issued shall, as of the date of the Stated Maturity of the Debt being Refinanced, not exceed the sum of (i) the principal amount or, if the Debt being Refinanced was Issued at a discount, the accreted value of the Debt being Refinanced as of the date of the Stated Maturity of the Debt being Refinanced and (ii) any premium actually paid and reasonable costs and expenses, including underwriting discounts, in connection with such Refinancing ("Refinancing Costs") or, if such Debt is Issued at a discount, the accreted value of the portion of such Debt used to pay the Refinancing Costs as of the date of the Stated Maturity of the Debt being Refinanced; (y) in the case of a Refinancing of the Securities, the Debt so Issued shall not provide for the payment of Principal in cash prior to the Stated Maturity of the Debt being Refinanced and
         (z) in the case of a Refinancing of the Holdings 91/8% Senior Subordinated Notes, the Debt so Issued shall not have a Stated Maturity prior to the Stated Maturity of the Debt so Refinanced and such Debt must be either Subordinated Obligations or Parity Obligations;

                  (b) Subordinated Obligations of Holdings and Parity Obligations of Holdings if, immediately after giving effect to any such Issuance (including the Refinancing of any Debt from the proceeds of such Subordinated or Parity Obligations), the aggregate principal amount of such Subordinated and/or Parity Obligations, the Holdings 91/8% Senior Subordinated Notes, the Senior Notes and Debt outstanding pursuant to clause (a) above would not exceed an amount equal to the Consolidated Net Worth of Holdings as of the end of the most recent fiscal quarter ending at least 45 days prior to such Issuance; provided, however, that the Subordinated or Parity Obligations so Issued (A) shall not mature prior to the Stated Maturity of the Securities and (B) shall have an Average Life to their Stated Maturity equal to or greater than the remaining Average Life to the Stated Maturity of the Securities;

                  (c) any Debt of any Subsidiary of Holdings that is a Depository Institution or a Subsidiary of such Depository Institution; or

                  (d) if any Mortgage Bank is not a Subsidiary of a Depository Institution, any Debt Issued by such Mortgage Bank in the ordinary course of funding the origination or carrying of mortgage loans or hedging such Subsidiary's loan portfolio.

                  SECTION 4.04. Limitation on Restricted Payments. (a) FN Escrow shall not, directly or indirectly, make any Restricted Payment; provided, that FN Escrow may make Restricted Payments following the redemption of the Securities pursuant to paragraph 6 of the Securities. Holdings shall not, and shall not permit any of its Subsidiaries, directly or indirectly, to, make any Restricted Payment if, at the time of the making of such Restricted Payment, and after giving effect thereto:

                  (1) a Default shall have occurred or be continuing (or would result therefrom);

                  (2) any Subsidiary of Holdings that is a Depository Institution shall not qualify as "well capitalized" under Section 28 of the Federal Deposit Insurance Act (the "FDI Act") (or any successor provision) and the regulations of the Office of Thrift Supervision ("OTS") thereunder;

                  (3) the Consolidated Common Shareholders' Equity of the Bank as of the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment would have been less than the Minimum Common Equity Amount as of the end of such fiscal quarter; or

                  (4) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made from and after January 1, 1996 would exceed the sum of:

                           (i) 75% of Holdings' aggregate Consolidated Net
                  Income (or, if such aggregate Consolidated Net Income is a deficit, minus 100% of such deficit) since January 1, 1996 to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment;

                           (ii) the aggregate Net Cash Proceeds from sales of
                  Capital Stock of Holdings (other than (a) Redeemable Stock or Exchangeable Stock or (b) the Holdings Preferred Stock) or cash capital contributions made to Holdings and any earnings or proceeds thereof to the extent invested in Temporary Cash Investments, to the extent received, made or realized on or after the Issue Date (other than an issuance or sale to a Subsidiary of Holdings);

                           (iii) the amount by which Debt of Holdings is or
                  has been reduced on Holdings' balance sheet on or after the Issue Date upon the conversion or exchange (other than by a Subsidiary of Holdings) of Debt of Holdings into Capital Stock (other than Redeemable Stock or Exchangeable Stock) of Holdings (less the amount of any cash or other property distributed by Holdings or any Subsidiary of Holdings upon such conversion or exchange);

                           (iv) the aggregate Net Cash Proceeds from the
                  sale of the Holdings Preferred Stock; and

                           (v)      $44,000,000.

                  (b) Section 4.04(a) shall not prohibit the following (none of which shall be included in the calculation of the amount of Restricted Payments, except to the extent expressly provided in clause (i) below):

                  (i) dividends paid within 60 days after the date of declaration thereof, or Restricted Payments made within 60 days after the making of a binding commitment in respect thereof, if at such date of declaration or commitment such dividend or other Restricted Payment would have complied with this Section; provided, however, that, at the time of payment of such dividend or the making of such Restricted Payment, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend or other Restricted Payment shall be included in the calculation of the amount of Restricted Payments;

                  (ii) dividends on the Bank Preferred Stock or Qualified Preferred Stock;

                  (iii) any purchase or redemption of Capital Stock or Subordinated Obligations or Parity Obligations by exchange for or out of the proceeds from the substantially concurrent sale of Capital Stock; provided, however, that the Net Cash Proceeds from such sale, to the extent they are used to purchase or redeem Capital Stock or Subordinated Obligations or Parity Obligations, shall be excluded from Section 4.04(a)(4)(ii);

                  (iv) any purchase or redemption of Subordinated Obligations or Parity Obligations by exchange for or out of the proceeds from the substantially concurrent sale of Subordinated Obligations or Parity Obligations; provided, however, that (A) such Subordinated Obligations shall be subordinated to the Securities to at least the same extent as the Subordinated Obligations so exchanged, purchased or redeemed, (B) such Subordinated or Parity Obligations shall have a Stated Maturity later than the Stated Maturity of the Securities and
         (C) such Subordinated or Parity Obligations shall have an Average Life to their Stated Maturity greater than the remaining Average Life to the Stated Maturity of the Securities; or

                  (v) redemption of the FN Escrow Preferred Stock and payment of any accrued dividends thereon (or the redemption of the Preferred Stock of Holdings into which such stock is converted together with accrued dividends thereon) concurrently with or immediately after the consummation of the FN Escrow Merger.


                  (c) Holdings or any Subsidiary of Holdings may take actions to make a Restricted Payment in anticipation of the occurrence of any of the events described in Sections 4.04(b); provided, however, that the making of such Restricted Payment shall be conditioned upon the occurrence of such event.

                  SECTION 4.05. Limitation on Transactions with Affiliates.
(a) FN Escrow shall not conduct any business or enter into any transaction or series of similar transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of FN Escrow or any legal or beneficial owner of 10% or more of the Voting Stock of FN Escrow or with an Affiliate of any such owner, except for transactions entered into pursuant to the FN Escrow Merger Agreement and except that FN Escrow may issue the FN Escrow Preferred Stock to TNIS.

                           (b) Holdings shall not, and shall not permit
any of its Subsidiaries to, conduct any business or enter into any transaction or series of similar transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Holdings or any legal or beneficial owner of 10% or more of the Voting Stock of Holdings or with an Affiliate of any such owner unless:

                  (i) the terms of such business, transaction or series of transactions are (A) set forth in writing and (B) at least as favorable to Holdings or such Subsidiary as terms that would be obtainable at the time for a comparable transaction or series of similar transactions in arm's-length dealings with an unrelated third Person; and

                  (ii) to the extent that such business, transaction or series of transactions is known by the Board of Directors of Holdings or such Subsidiary to involve an Affiliate of Holdings or a legal or beneficial owner of 10% or more of the Voting Stock of Holdings or an Affiliate of such owner, then:

                           (A) with respect to a transaction or series of
                  related transactions involving aggregate payments or other consideration in excess of $500,000, such transaction or series of related transactions has been determined to satisfy the requirements of clause (i)(B) above (and the value of any non-cash consideration has been determined) by a majority of those members of the Board of Directors of Holdings or such Subsidiary having no personal stake in such business, transaction or series of transactions; and

                           (B) with respect to a transaction or series of
                  related transactions involving aggregate payments or other consideration in excess of $10,000,000 (with the value of any non-cash consideration being determined by a majority of those members of the Board of Directors of Holdings or such Subsidiary having no personal stake in such business, transaction or series of transactions), such transaction or series of related transactions has been determined, in the written opinion of a nationally recognized investment banking firm, to be fair, from a financial point of view, to Holdings or such Subsidiary.

                  (c)  The provisions of Section 4.05(b) shall not prohibit:

                  (i) any Restricted Payment permitted to be paid pursuant to
Section 4.04;

                  (ii) any transaction between Holdings and any of its Subsidiaries or between Subsidiaries of Holdings and any transaction with an Unrestricted Affiliate; provided, however, that no portion of any minority interest in any such Subsidiary and no equity interest in any such Unrestricted Affiliate is owned by (x) any Affiliate of Holdings (other than the Bank, a Wholly Owned Subsidiary of Holdings, an Unrestricted Affiliate or a Permitted Affiliate) or (y) any legal or beneficial owner of 10% or more of the Voting Stock of Holdings or any Affiliate of such owner (other than Holdings, the Bank, any Wholly Owned Subsidiary of Holdings or an Unrestricted Affiliate);

                  (iii) transactions pursuant to which Mafco Holdings will provide Holdings and its Subsidiaries at the request of Holdings with certain allocated services to be purchased from third party providers, such as legal and accounting services, insurance coverage and other services;

                  (iv) any transaction with an executive officer or director of any Subsidiary of Holdings entered into in the ordinary course of business (including compensation or employee benefit arrangements with any such executive officer or director); provided, however, that such executive officer or director holds, directly or indirectly, no more than 10% of the outstanding Capital Stock of Holdings;

                  (v) any transactions pursuant to the Tax Sharing
         Agreement; and

                  (vi) any transactions pursuant to the FN Escrow
         Merger Agreement.

                  SECTION 4.06. Change of Control Put Event. (a) Upon a Change of Control Put Event, each Holder shall have the right to require that the Issuer repurchase all or any part of such Holder's Securities at a repurchase price in cash equal to 101% of the Principal amount thereof plus accrued and unpaid interest to the date of repurchase (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the terms contemplated in Section 4.06(b).

                  (b) Within (x) 45 days following any Change of Control Put Event described in clauses (i) and (ii) of the definition thereof (except as provided in the succeeding clause (y)) or (y) 125 days following (A) any Change of Control Put Event resulting from a sale, transfer, conveyance or other disposition described in clause (ii) of the definition thereof to any Affiliate of Holdings other than a Subsidiary of Holdings or (B) any Change of Control Put Event described in clause (iii) of the definition thereof, the Issuer shall mail a notice to each Holder with a copy to the Trustee stating:

                  (1) that a Change of Control Put Event has occurred and that such Holder has the right to require the Issuer to repurchase all or any part of such Holder's Securities at a purchase price in cash equal to 101% of the Principal amount thereof plus accrued and unpaid interest to the date of repurchase (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date);

                  (2) the circumstances and relevant facts regarding such Change of Control Put Event;

                  (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

                  (4) the instructions, determined by the Issuer consistent with this Section, that a Holder must follow in order to have its Securities repurchased.

                  (c) Holders electing to have a Security repurchased will be required to surrender the Security, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least 10 Business Days prior to the repurchase date. Holders will be entitled to withdraw their election if the Trustee or the Issuer receives not later than three Business Days prior to the repurchase date, a facsimile transmission or letter setting forth the name of the Holder, the Principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

                  (d) On the repurchase date, all Securities repurchased by the Issuer under this Section shall be delivered to the Trustee for cancellation, and the Issuer shall pay the repurchase price to the Holders entitled thereto. Upon surrender of a Security that is repurchased under this
Section in part, the Issuer shall execute and the Trustee shall authenticate for the Holder thereof (at the Issuer's expense) a new Security having a Principal amount equal to the Principal amount of the Security surrendered less the portion of the Principal amount of the Security repurchased.

                  (e) The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other applicable securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligation under this Section by virtue thereof.

                  SECTION 4.07. Limitation on Other Business Activities. FN Escrow shall not engage in any trade or business other than the original issuance of the Securities under this Indenture and any such activities as are specifically required pursuant to this Indenture, the Securities, the Pledge and Escrow Agreement, the Registration Agreement and the FN Escrow Merger Agreement and any activities directly related thereto and will not own Capital Stock of any other Person. Holdings shall not engage in any trade or business other than (i) the ownership of the Capital Stock of the Bank, (ii) the ownership of the Capital Stock of one or more other Subsidiaries engaged in activities permissible for subsidiaries of a multiple savings and loan holding company under Section 10 of the Home Owners' Loan Act (or any successor provision), (iii) the holding of Permitted Investments, and (iv) Permitted Business Activities.

                  SECTION 4.08. Limitations on Restrictions on Distributions by Subsidiaries. Holdings shall not, and shall not permit any Subsidiary of Holdings to, suffer to exist any consensual encumbrance or restriction on the ability of any Subsidiary of Holdings (i) to pay, directly or indirectly, dividends or make any other distributions in respect of its Capital Stock or to pay any Debt or other obligation owed to Holdings; (ii) to make loans or advances to Holdings; or (iii) to transfer any of its property or assets to Holdings, except, in any such case, any encumbrance or restrictions:

                  (a) pursuant to any agreement in effect or entered into on the Issue Date;

                  (b) pursuant to an agreement in effect or entered into by such Subsidiary prior to the date on which such Subsidiary was acquired by Holdings (other than Debt Issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by Holdings and other than any agreement entered into in anticipation of the acquisition of such Subsidiary by Holdings) and outstanding on such date;

                  (c) pursuant to an agreement effecting a renewal, extension, Refinancing or refunding of Debt or Preferred Stock Issued pursuant to an agreement referred to in clause (a) or (b) above or this clause (c) or contained in any amendment to an agreement referred to in clauses (a) and (b) or this clause (c); provided, however, that the provisions contained in such renewal, extension, Refinancing or refunding agreement or in such amendment relating to such encumbrance or restriction are no more restrictive than the provisions contained in the agreement the subject thereof, as determined in good faith by the Board of Directors of Holdings and evidenced by a resolution adopted by such Board;

                  (d) any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of Holdings or any Subsidiary of Holdings not otherwise prohibited by this Indenture or (C) arising or agreed to in the ordinary course of business and that does not, individually or in the aggregate, detract from the value of property or assets of Holdings or any Subsidiary of Holdings in any manner material to Holdings or such Subsidiary;

                  (e) in the case of clause (iii) above, restrictions contained in security agreements securing Debt of a Subsidiary of Holdings to the extent such restrictions restrict the transfer of the property subject to such security agreements;

                  (f) any encumbrance or restriction relating to a mortgage banking Subsidiary of Holdings contained in an agreement providing for "warehouse" or other financing for such Subsidiary for originating or carrying mortgage loans or hedging such Subsidiary's loan portfolio;

                  (g) any encumbrance or restriction imposed by, or otherwise agreed to with, any governmental agency having regulatory supervision over the Bank or any other Subsidiary of Holdings; and

                  (h) pursuant to the terms of any Qualified
         Preferred Stock issued after the Issue Date.

                  SECTION 4.09. Limitation on Issuance of Other Subordinated Debt. So long as any of the Securities are Outstanding, Holdings shall not issue, assume, guarantee, incur or otherwise become liable for, directly or indirectly, any Debt (other than the Securities) subordinate or junior in ranking in any respect to any Senior Indebtedness unless such Debt is a Parity Obligation or is expressly subordinated in right of payment to the Securities.

                  SECTION 4.10. Limitation on Liens. FN Escrow shall not create or permit to exist any Lien on any of its property or assets (including Capital Stock), whether owned on the date of this Indenture or thereafter acquired, securing any obligation of FN Escrow other than the Lien created pursuant to the Pledge and Escrow Agreement. Holdings shall not create or permit to exist any Lien (other than the Lien granted to the trustee under the Senior Notes Indenture pursuant to Section 7.07 thereof) on any of its property or assets (including Capital Stock), whether owned on the date of this Indenture or thereafter acquired, securing any obligation of Holdings, other than (i) Liens securing Senior Indebtedness or (ii) Liens securing any Parity Obligation, provided that, contemporaneously therewith, effective provision shall be made to secure the Securities equally and ratably with such Parity Obligation with a Lien on the assets securing such Parity Obligation for so long as such Parity Obligation is secured by such Lien.

                  SECTION 4.11. Amendment of Tax Sharing Agreement. (a) Holdings shall not terminate, amend, modify or waive any provisions of the Tax Sharing Agreement; provided, however, that anything to the contrary in this sentence notwithstanding, any provision of the Tax Sharing Agreement may be amended to the extent required by or otherwise agreed to with, any governmental agency having regulatory supervision over the Bank or any other Subsidiary of Holdings. Notwithstanding the foregoing, no such terminations, amendments, modifications or waivers shall be permitted by this Section 4.11 if such terminations, amendments, modifications or waivers shall adversely affect Holdings or its rights or obligations under the Tax Sharing Agreement.

                  (b) Nothing in this Section 4.11 shall prohibit the replacement of Mafco Holdings as "Parent" under the Tax Sharing Agreement with any other corporation that becomes the "common parent" (within the meaning of Section 1504 of the Code) of the affiliated group of corporations with respect to which a consolidated Federal income tax return is filed that includes Holdings and the Bank and the amendment of the Tax Sharing Agreement to reflect such replacement.

                  SECTION 4.12. Maintenance of Status of Subsidiaries as Insured Depository Institutions; Capital Maintenance. (a) Holdings will do or cause to be done all things necessary to preserve and keep in full force and effect the status of each of its Subsidiaries that is a Depository Institution as an insured depository institution and do all things necessary to ensure that savings accounts of each such Subsidiary are insured by the Federal Deposit Insurance Corporation or any successor organization up to the maximum amount permitted by 12 U.S.C. ss. 1811 et seq. and the regulations thereunder or any succeeding federal law, except as to individual accounts or interests in employee benefit plans that are not entitled to "pass-through" insurance under 12 U.S.C. ss. 1821(a)(1)(D).

                  (b) Holdings shall cause the Bank to maintain or exceed the status of an "adequately capitalized" institution as defined in the FDI Act and OTS regulations.

                  SECTION 4.13.     Compliance Certificates.  (a)  The
Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer, commencing with the fiscal year ended December 31, 1996, an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Issuer they would normally have knowledge of any Default by the Issuer and whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Issuer is taking or proposes to take with respect thereto. The Issuer also shall comply with TIA ss. 314(a)(4).

                  (b) The Issuer shall deliver to the Trustee, as soon as possible and in any event within 30 days after the Officers of the Issuer become aware of the occurrence of a Default or Event of Default, an Officers' Certificate setting forth the details of such Default or Event of Default and the action that the Issuer proposes to take with respect thereto.

                  SECTION 4.14. Further Instruments and Acts. Upon request of the Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.


                                   ARTICLE V

                               Successor Company
                               -----------------

                  SECTION 5.01. When Holdings and FN Escrow May Merge or Transfer Assets. (a) Holdings shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

                  (i) the resulting, surviving or transferee Person (if not Holdings) shall be a Person organized and existing under the laws of the United States of

         America, any State thereof or the District of Columbia and, in the case of the FN Escrow Merger or any other transaction covered by this
         Section 5.01(a) occurring after the FN Escrow Merger in which Holdings is not the resulting, suriving or transferee Person , such Person shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of Holdings under the Securities and this Indenture;

                  (ii) immediately after giving effect to such transaction (and treating any Debt which becomes an obligation of the resulting, surviving or transferee Person or any of its Subsidiaries as a result of such transaction as having been Issued by such Person or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

                  (iii) immediately after giving effect to such transaction, the resulting, surviving or transferee Person shall have a Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of Holdings immediately prior to such transaction; and

                  (iv) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer comply with this Indenture and such supplemental indenture (if any) complies with this Indenture and the TIA.

                  In the case of the FN Escrow Merger or any other transaction covered by this Section 5.01(a) occurring after the FN Escrow Merger, the resulting, surviving or transferee Person shall be the successor company and shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture, and thereafter, except in the case of a lease, the Issuer shall be discharged from all obligations and covenants under this Indenture and the Securities.

                  (b) FN Escrow shall not consolidate with or merge with or into, or convey, transfer or lease any of its assets to, any Person, other than in connection with the FN Escrow Merger pursuant to the FN Escrow Merger Agreement. After the consummation of the FN Escrow Merger, Holdings will succeed to, and be substituted for, and will exercise every right and power of FN Escrow, as Issuer, hereunder.

                                  ARTICLE VI

                             Defaults and Remedies
                             ---------------------

                  SECTION 6.01. Events of Default. An "Event of Default" occurs if:

                  (1) the Issuer (i) defaults in the payment of the Principal of any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon required purchase, upon declaration or otherwise, (ii) defaults in any payment of interest on any Security when the same becomes due and payable and such default continues for a period of 30 days or (iii) fails to purchase or redeem Securities when required pursuant to this Indenture or the Securities;

                  (2) the Issuer fails to comply with Section 5.01;

                  (3) the Issuer fails to comply with its obligations under
         Section 4.02, 4.03, 4.04, 4.05, 4.06 (other than a failure to purchase Securities), 4.07, 4.08, 4.09, 4.10, 4.11 or 4.12 or
         paragraph 6 of the Securities (other than a failure to redeem Securities), or the requirements of such Sections with respect to Holdings or its Subsidiaries prior to the FN Escrow Merger are not met, and in any such case such failure continues for 30 days after the notice specified below;

                  (4) the Issuer fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in (1), (2) or (3) above) or the requirements of such Sections with respect to Holdings or its Subsidiaries prior to the FN Escrow Merger are not met, and in any such case such failure continues for 60 days after the notice specified below;

                  (5) Debt of the Issuer, Holdings or any Significant Subsidiary of Holdings is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default, the total principal amount of the portion of such Debt that is unpaid or accelerated exceeds $25,000,000 or its foreign currency equivalent and such default continues for 5 days after the notice specified below;

                  (6) Any of the Issuer, Holdings or any Significant Subsidiary of Holdings, pursuant to or within the meaning of any Bankruptcy Law:

                           (A) commences a voluntary case;

                           (B) consents to the entry of an order for
                  relief against it in an involuntary case;

                           (C) consents to the appointment of a
                  Custodian of it or for any substantial part of its property; or

                           (D) makes a general assignment for the
                  benefit of its creditors;

         or takes any comparable action under any foreign laws relating to insolvency;

                  (7) a court of competent jurisdiction shall enter an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Issuer,
                  Holdings or any Significant Subsidiary of Holdings in an involuntary case;

                           (B) appoints a Custodian of the Issuer,
                  Holdings or any Significant Subsidiary of Holdings or for any substantial part of its property; or

                           (C) orders the winding up or liquidation of
                  the Issuer, Holdings or any Significant Subsidiary of Holdings;

         or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; or

                  (8) any judgment or decree for the payment of money in excess of $25,000,000 is entered against the Issuer, Holdings or any Significant Subsidiary of Holdings and is not discharged and either
         (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed and such default continues for 10 days after the notice specified below.

                  The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors or, with respect to any Depositary

Institution, Sections 11-13 of the Federal Deposit Insurance Act, 12 U.S.C. ss.ss. 1821-23, or any similar Federal or state law relating to conservatorships or receiverships of Depositary Institutions. The term "Custodian" means any receiver, conservator, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  A Default under clause (3), (4), (5) or (8)(B) is not an Event of Default until the Trustee or the Holders of at least 25% in Principal amount of the Securities notify the Issuer of the Default and the Issuer does not cure such Default within the time specified after receipt of such Notice. Such Notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

                  SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) with respect to the Issuer) occurs and is continuing, the Trustee by notice to the Issuer or the Holders of at least 25% in Principal amount of the Securities by notice to the Issuer and the Trustee may declare the Principal amount of and accrued interest on all the Securities as of the date of such declaration (collectively, the "Default Amount") to be due and payable immediately. If an Event of Default specified in Section 6.01(6) or (7) with respect to the Issuer occurs, the Default Amount on all the Securities as of the date of such Event of Default shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in Principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of Principal or interest that has become due solely because of such acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of Principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in Principal amount of the Securities by notice to the Trustee and the Issuer may waive an existing Default and its consequences except (i) a Default in the payment of the Principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                  SECTION 6.05. Control by Majority. The Holders of a majority in Principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee under this Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                  SECTION 6.06. Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

                  (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (2) the Holders of at least 25% in Principal amount of the Securities make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                  (5) the Holders of a majority in Principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

                  A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

                  SECTION 6.07. Rights of Holder To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of Principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.08. Collection Suit by Trustee. If an Event of Default in payment of interest or Principal specified in Section 6.01(1) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of Principal and interest remaining unpaid (together with interest on such unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

                  SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may, but shall have no obligation to, file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Issuer, its creditors or its property and, unless prohibited by law or applicable regulations, may, but shall have no obligation to, vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

                  SECTION 6.10. Priorities.  Subject to Article
VIII of this Indenture, if the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

                  FIRST: to the Trustee for amounts due under
         Section 7.07;

                  SECOND: to Holders for amounts due and unpaid on the Securities for Principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for Principal and interest, if any, respectively; and

                  THIRD: to the Issuer.

                  The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Issuer shall mail to each Holder and the Trustee a notice that states the record date, the payment date (which shall be not less than one Business Day following the record date) and amount to be paid.

                  SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder for the enforcement of the payment of the Principal of, or interest on, any Security on or after the respective due dates expressed in such Security or a suit by Holders of more than 10% in Principal amount of the Securities.

                  SECTION 6.12. Waiver of Stay or Extension Laws. The Issuer (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                  ARTICLE VII

                                  The Trustee
                                  -----------

                  SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of such man's own affairs.

                  (b)  Except during the continuance of an Event of
Default:

                  (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such opinions or certificates which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph (b) of this Section;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

                  (e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (g) Every provision of this Indenture relating in any way to the Trustee or its conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of each paragraph of this Section and Section 7.02 (unless expressly not applicable) and to the provisions of the TIA.

                  SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on and shall be protected in acting or refraining from acting in accordance with any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, provided that the Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

                  (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in acting in accordance with such request or direction.

                  SECTION 7.03.     Individual Rights of Trustee.  The
Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuer's use of the Securities or of the proceeds from the Securities, and it shall not be responsible for any statement in the Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

                  SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of Principal of or interest, if any, on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

                  SECTION 7.06. Reports by Trustee to Holders. The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto. To the extent that any such report is required by the TIA with respect to any 12-month period, such report shall cover the 12-month period ending each January 15 and shall be transmitted by the next succeeding April 15. The Trustee also shall comply with TIA ss. 313(b).

                  A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Issuer agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                  SECTION 7.07.     Compensation and Indemnity.  The
Issuer shall pay to the Trustee from time to time such compensation as shall be agreed to in writing from time to time by the Issuer and the Trustee for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Issuer shall indemnify each of the Trustee or any predecessor Trustee and each of the Trustee's agents, officers, directors, employees and stockholders (each an "indemnitee") against any and all loss, liability, damage, claim or expense (including attorneys' fees and expenses) incurred by each indemnitee in connection with the acceptance or administration of this trust and the performance of its duties hereunder. Each indemnitee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and any or all indemnitees may have separate counsel and the Issuer shall pay the fees and expenses of any such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by any indemnitee through its own willful misconduct, negligence or bad faith.

                  The Issuer's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(6) or (7) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

                  SECTION 7.08.     Replacement of Trustee.  The
Trustee may resign at any time by so notifying the Issuer.
The Holders of a majority in Principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuer shall remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns, is removed by the Issuer, is removed by Holders of a majority in Principal amount of the Securities and they do not promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as

Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

                  If a successor Trustee does not accept appointment within 60 days after the retiring Trustee tenders its resignation or is removed, the retiring Trustee, the Issuer or the Holders of a majority in Principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                  SECTION 7.10.     Eligibility; Disqualification.  The
Trustee shall at all times satisfy the requirements of TIA ss. 310(a).
The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIAss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

                  SECTION 7.11. Preferential Collection of Claims Against the Issuer. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                  SECTION 7.12. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuer.


                                 ARTICLE VIII

                          Subordination of Securities
                          ---------------------------

                  SECTION 8.01. Securities Subordinate to Senior Indebtedness. The Issuer covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article (subject to the provisions of Section 8.15), upon the consummation of the FN Escrow Merger, the indebtedness represented by the Securities and the payment of the Principal of and interest on each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness. The Securities are pari passu with, and are not superior in right of payment to, the Holdings 91/8% Senior Subordinated Notes. None of the provisions of this Article shall apply prior to the consummation of the FN Escrow Merger.

                  SECTION 8.02. Payment Over of Proceeds Upon Dissolution, Etc. In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to Holdings or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of Holdings whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of Holdings, then and in any such event the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness before the Holders of the Securities are entitled to receive any payment on account of Principal of or interest on the Securities, and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any Securities Payment.

                  In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any Securities Payment before all Senior Indebtedness is paid in full, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of Holdings for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

                  For purposes of this Article only, the words "cash, property or securities" shall not be deemed to include shares of stock of Holdings as reorganized or readjusted, or securities of Holdings or any other corporation provided for by a plan of reorganization or readjustment which are subordinated in right of payment to all Senior Indebtedness which may at the time be outstanding to the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article. The consolidation of Holdings with, or the merger of Holdings into, another Person or the liquidation or dissolution of Holdings following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article Five shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of Holdings for the purposes of this Section if the Person formed by such consolidation or into which Holdings is merged or which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article Five.

                  SECTION 8.03.     No Payment When Senior Indebtedness
in Default. In the event that either (i) any default in the payment of principal of or interest on any Senior Indebtedness has occurred and is continuing or (ii) any other default on Senior Indebtedness occurs resulting in the acceleration of the maturity of such Senior Indebtedness in accordance with its terms (either such event being referred to as a "Senior Payment Default or Acceleration"), then unless and until such event of default shall have been cured or waived or shall have ceased to exist and any such acceleration shall have been rescinded or annulled or such Senior Indebtedness has been discharged, no Securities Payment shall be made; provided, however, that Holdings may make Securities Payments without regard to the foregoing if Holdings receives written notice approving such payment from the Designated Senior Indebtedness Representatives for all issues of Designated Senior Indebtedness then outstanding.

                  In the event that any Senior Nonmonetary Default (as defined below) shall have occurred and be continuing, then, upon the earlier to occur of (a) receipt by Holdings and the Trustee of written notice of such Senior Nonmonetary Default from the Designated Senior Indebtedness Representative with respect to the Designated Senior Indebtedness to which such Senior Nonmonetary Default relates, and (b) if such Senior Nonmonetary Default results from the acceleration of the Securities, the date of such acceleration, no Securities Payment shall be made during the period (the "Payment Blockage Period") commencing on the date of such receipt of such written notice or the date of such acceleration, as the case may be, and ending on the earliest of (i) the date on which such Senior Nonmonetary Default shall have been cured or waived or shall have ceased to exist and any acceleration of Designated Senior Indebtedness shall have been rescinded or annulled or the Designated Senior Indebtedness to which such Senior Nonmonetary Default relates shall have been discharged, (ii) the 179th day after the date of such receipt of such written notice or the date of such acceleration, as the case may be, and (iii) such date as such Payment Blockage Period shall have been terminated by written notice to Holdings or the Trustee from the Designated Senior Indebtedness Representative initiating such Payment Blockage Period, after which, in the case of clause (i), (ii) or (iii), Holdings shall resume making any and all required payments in respect of the Securities, including any missed payments. No more than one Payment Blockage Period may be commenced with respect to the Securities during any 365-day period and there shall be a period of at least 186 consecutive days in each 365-day period when no Payment Blockage Period is in effect. For all purposes of this paragraph, no Senior Nonmonetary Default that existed or was continuing on the date of commencement of any Payment Blockage Period shall be, or be made, the basis for the commencement of a subsequent Payment Blockage Period by holders of Senior Indebtedness or their representatives unless such Senior Nonmonetary Default shall have been cured or waived for a period of not less than 90 consecutive days.

                  "Senior Nonmonetary Default" means the occurrence or existence and continuance of any event of default, or of any event which, after notice or lapse of time (or both), would become an event of default, under the terms of any instrument pursuant to which any Designated Senior Indebtedness is outstanding, permitting (after notice or lapse of time or both) one or more holders of such Designated Senior Indebtedness (or a Designated Senior Indebtedness Representative) to declare such Designated Senior Indebtedness due and payable prior to the date on which it would otherwise become due and payable, other than a Senior Payment Default or Acceleration.

                  In the event that, notwithstanding the foregoing, Holdings shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the holders of Senior Indebtedness as their interests may appear.

                  SECTION 8.04. Payment Permitted If No Default. Nothing contained in this Article or elsewhere in this Indenture or in any of the Securities shall prevent (a) Holdings, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of Holdings referred to in Section 8.02 or under the conditions described in Section 8.03, from making payments at any time of Principal of or interest on the Securities, or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the Principal of or interest on the Securities or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Article.

                  SECTION 8.05. Acceleration of Payment of Securities. If an Event of Default shall have occurred and be continuing, the Trustee or the Holders of the Securities electing to accelerate the Securities pursuant to
Section 6.02 shall give the Designated Senior Indebtedness Representatives five Business Days' prior written notice before accelerating the Securities, which notice shall state that it is a "Notice of Intent to Accelerate;" provided, however, that the Trustee or such Holders may so accelerate the Securities without such notice if at such time payment of any Designated Senior Indebtedness shall have been accelerated.

                  SECTION 8.06.     Subrogation to Rights of Holders of
Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the Principal of and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as among Holdings, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, be deemed to be a payment or distribution by Holdings to or on account of the Senior Indebtedness.

                  SECTION 8.07. Provisions Solely to Define Relative Rights. The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among Holdings, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of Holdings, which is absolute and unconditional (and which, subject to the rights under this Article of the holders of Senior Indebtedness, is intended to rank equally with all other general obligations of Holdings), to pay to the Holders of the Securities the Principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against Holdings of the Holders of the Securities and creditors of Holdings other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

                  SECTION 8.08. Trustee to Effectuate Subordination. Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

                  SECTION 8.09. No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Holdings or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by Holdings with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                  Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against Holdings and any other Person.

                  SECTION 8.10. Notice to Trustee. Holdings shall give prompt written notice to the Trustee of any fact known to Holdings which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from Holdings or a holder of Senior Indebtedness or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Article VII, shall be entitled in all respects to assume that no such facts exist.

                  Subject to the provisions of Article VII, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

                  SECTION 8.11. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of Holdings referred to in this Article, the Trustee, subject to the provisions of Article VII, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Debt of Holdings, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

                  The Trustee shall not be charged with knowledge of the existence of Senior Indebtedness (other than the Senior Notes) or of any facts that would prohibit any payment hereunder unless a Trust Officer of the Trustee shall have received notice to that effect at the address of the Trustee. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article VIII and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

                  SECTION 8.12. Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to Holdings or to any other Person cash, property or securities to which any holders of Senior

Indebtedness shall be entitled by virtue of this Article or otherwise.

                  SECTION 8.13. Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee's Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

                  Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

                  SECTION 8.14. Article Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by Holdings and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 8.13 shall not apply to Holdings or any Affiliate of Holdings if it or such Affiliate acts as Paying Agent.

                  SECTION 8.15. Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article IX by the Trustee for the payment of Principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article VIII, and none of the Holders of the Securities shall be obligated to pay over any such amount to Holdings or any holder of Senior Indebtedness of Holdings or any other creditor of Holdings.

                  SECTION 8.16. Reliance by Holders of Senior Debt on Subordination Provisions. Each Holder of a Security by his acceptance thereof acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

                                  ARTICLE IX

                      Discharge of Indenture; Defeasance
                      ----------------------------------

                  SECTION 9.01. Discharge of Liability on Securities; Defeasance. (a) When (i) the Issuer delivers to the Trustee all Outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all Outstanding Securities have become due and payable and the Issuer irrevocably deposits with the Trustee funds sufficient to pay at maturity all Outstanding Securities, including interest thereon (other than Securities replaced pursuant to Section 2.07), and if in either case the Issuer pays all other sums payable hereunder by the Issuer, then this Indenture shall, subject to Sections 9.01(c) and 9.06, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuer accompanied by an Officers' Certificate and an Opinion of Counsel as to the satisfaction of all conditions to such satisfaction and discharge of this Indenture and at the cost and expense of the Issuer.

                  (b) Subject to Sections 9.01(c), 9.02 and 9.06, the Issuer at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12 and
5.01(a)(iii) and the operation of Sections 6.01(3), 6.01(5), 6.01(6) (with respect to Significant Subsidiaries of Holdings only), 6.01(7) (with respect to Significant Subsidiaries of Holdings only) and 6.01(8) and paragraph 6 of the Securities ("covenant defeasance option"). The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                  If the Issuer exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in 6.01(3), 6.01(5), 6.01(6) (with respect to Significant Subsidiaries only), 6.01(7) (with respect to Significant Subsidiaries only) and 6.01(8) or because of the failure of Holdings to comply with clause (a)(iii) of Section 5.01.

                  Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

                  (c) Notwithstanding clauses (a) and (b) above, the Issuer's obligations in Sections 2.03, 2.04, 2.05, 2.06,

2.07, 7.07, 7.08, 9.04, 9.05 and 9.06 shall survive until the Securities have been paid in full. Thereafter, the Issuer's obligations in Sections 7.07, 9.04 and 9.05 shall survive.

                  SECTION 9.02. Conditions to Defeasance. The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:

                  (1) the Issuer irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of Principal and interest on the Securities to maturity or redemption, as the case may be;

                  (2) the Issuer delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay Principal and interest when due on all the Securities to maturity or redemption, as the case may be;

                  (3) 123 days pass after the deposit is made and during the 123-day period no Default described in Section 6.01(6) or (7) with respect to the Issuer occurs which is continuing at the end of the period;

                  (4) no Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

                  (5) the deposit does not constitute a default under any other agreement binding on the Issuer;

                  (6) the Issuer delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                  (7) in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                  (8) in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; and

                  (9) the Issuer delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article IX have been complied with.

                  Notwithstanding the foregoing provisions of this Section, the conditions set forth in the foregoing paragraphs (2), (3), (4), (5), (6),
(7) and (8) need not be satisfied so long as, at the time the Issuer makes the deposit described in paragraph (1), (i) no Default or Event of Default referred to in Section 6.01(1), 6.01(6) or 6.01(7) has occurred and is continuing on the date of such deposit and after giving effect thereto and
(ii) either (x) a notice of redemption has been mailed pursuant to Section
3.03 providing for redemption of all the Securities not later than 30 days after such mailing and the provisions of Section 3.01 with respect to such redemption shall have been complied with or (y) the Stated Maturity of the Securities will occur within 30 days. If the conditions in the preceding sentence are satisfied, the Issuer shall be deemed to have exercised its covenant defeasance option.

                  Before or after a deposit described in this Section 9.02, the Issuer may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III.

                  SECTION 9.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article IX. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of Principal of and interest on the Securities.

                  SECTION 9.04. Repayment to the Issuer. The Trustee and the Paying Agent shall promptly turn over to the Issuer upon request any excess money or securities held by them at any time.

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of Principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors.

                  SECTION 9.05. Indemnity for Government Obligations.
The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

                  SECTION 9.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article IX by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's Obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article IX until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article IX; provided, however, that, if the Issuer has made any payment of interest on or Principal of any Securities because of the reinstatement of its Obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                   ARTICLE X

                                  Amendments
                                  ----------

                  SECTION 10.01. Without Consent of Holders. The Issuer and the Trustee may amend this Indenture or the Securities without notice to or consent of any Holder:
                 (1) to cure any ambiguity, omission, defect or inconsistency;

                  (2) to comply with Article V;

                  (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are Issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

                  (4) to add Guarantees with respect to the Securities or to secure (or provide additional security for) the Securities;

                  (5) to add to the covenants of the Issuer or Holdings for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuer;

                  (6) to provide for issuance of the Exchange Notes, which will have terms substantially identical in all material respects to the Initial Notes (except that the interest rate and transfer restrictions contained in the Initial Notes will be modified or eliminated, as appropriate), and which will be treated, together with any Outstanding Initial Notes, as a single issue of securities;

                  (7) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA; or

                  (8) to make any change that does not adversely affect the rights of any Holder.

                  After an amendment under this Section becomes effective, the Issuer shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 10.02. With Consent of Holders. The Issuer and the Trustee may amend this Indenture or the Securities without notice to any Holder but with the written consent of the Holders of at least a majority in Principal amount of the Outstanding Securities. However, without the consent of each Holder affected, an amendment may not:

                  (1) reduce the Principal amount of Securities whose Holders must consent to an amendment;

                  (2) reduce the rate of or extend the time for payment of interest on any Security;

                  (3) reduce the Principal of or extend the Stated Maturity of any Security or reduce the Default Amount of any Security;

                  (4) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with paragraph 5 of the Securities;

                  (5) make any Security payable in money other than that stated in the Security;

                  (6) make any change in Section 4.06 relating to the date by which the Issuer must purchase, or in the obligation of the Issuer to purchase, tendered Securities, the definitions of Change of Control Put Event or Change of Control Call Event, Section 6.04 or 6.07 or the second sentence of this Section; or

                  (7) make any change in paragraph 6 of the Securities.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment under this Section becomes effective, the Issuer shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 10.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

                  SECTION 10.04. Revocation and Effect of Consents and Waivers. Any amendment to this Indenture or the Securities shall become effective in accordance with its terms when executed and delivered by the Issuer and the Trustee provided that the Issuer has received the requisite consents prior thereto. The Issuer shall not be obligated to execute any such amendment regardless of whether such consents have been received. Any waiver shall become effective when the requisite consents have been received or such later time as the Issuer may elect by notice to the Trustee. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same Debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation prior to the time that the Issuer receives the requisite number of consents to such proposed amendment or waiver. After an amendment or waiver becomes effective, it shall bind every Holder. A consent to any amendment or waiver hereunder by any Holder given in connection with a tender of such Holder's Securities shall not be rendered invalid by such tender.

                  The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                  SECTION 10.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Security shall Issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to Issue a new Security shall not affect the validity of such amendment.

                  SECTION 10.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article X if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                  SECTION 10.07. Payment for Consent. Neither the Issuer, any Affiliate of the Issuer nor any Subsidiary shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or agreed to be paid to all Holders which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment.


                                  ARTICLE XI

                                 Miscellaneous
                                 -------------

                  SECTION 11.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

                  SECTION 11.02. Notices. Any notice or communication shall be in writing and delivered in Person or mailed by first-class mail addressed as follows:

                  if to FN Escrow:

                  First Nationwide Escrow Corp.
                  625 Madison Avenue, 12th Floor
                  New York, NY  10022

                  Attention of Chief Financial Officer

                  if to Holdings:

                  First Nationwide Holdings Inc.
                  625 Madison Avenue, 12th Floor
                  New York, New York  10022

                  Attention of Chief Financial Officer

                  if to the Trustee:

                  The Bank of New York
                  101 Barclay Street
                  Floor 21 West
                  New York, New York  10286

                  Attention of Corporate Trust Trustee
                  Administration

                  The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Holder shall be sent by first-class mail to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed to a Holder in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 11.03. Communication by Holders with other Holders. Holders may communicate in accordance with TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Issuer, the

Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

                  SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee:

                  (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with;

provided, however, that, in the case of such application or request as to which the furnishing of such documents, certificates or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

                  SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than the Officer's Certificate required by Section 4.13) shall include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

                  SECTION 11.06.  When Securities Disregarded.  In
determining whether the Holders of the required Principal amount of Outstanding Securities have concurred in any request, demand, authorization, direction, waiver or consent, Securities owned by the Issuer or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer shall be disregarded and deemed not to be Outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities Outstanding at the time shall be considered in any such determination.

                  SECTION 11.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                  SECTION 11.08. Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  SECTION 11.09. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                  SECTION 11.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Issuer or the Trustee shall not have any liability for any obligations of the Issuer or the Trustee under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the Issue of the Securities.

                  SECTION 11.11. Successors. All agreements of the Issuer in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 11.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  SECTION 11.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                  FIRST NATIONWIDE ESCROW CORP.

                                  By:
                                     -----------------------------
                                     Title:




                                  THE BANK OF NEW YORK,
                                  as Trustee,

                                  By:
                                      ----------------------------
                                      Title:

                                                              EXHIBIT A


                        [FORM OF FACE OF INITIAL NOTE]

                  THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

                  THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (A)(2), (A)(3) OR (A)(7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $500,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S OR THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                  Initial Notes eligible for deposit at The Depository Trust Company shall also bear the following legend:

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. _________                                    CUSIP No. _____________
                                                 ISIN  No. _____________


                         FIRST NATIONWIDE ESCROW CORP.

                   10 5/8% Senior Subordinated Note Due 2003

                                                        $--------------

                  First Nationwide Escrow Corp., a Delaware corpora tion, promises to pay __________________________________, or registered assigns, the principal sum of __________________ Dollars ($_______________) on October 1,
2003.

         Interest Payment Dates:  April 1 and October 1

         Record Dates:  March 15 and September 15.

                  Additional provisions of this Security are set forth on the other side of this Security.

Dated:

                                      FIRST NATIONWIDE ESCROW CORP.

                                      By

                                         -------------------------
                                         Vice President

                                         -------------------------
                                         Vice President

TRUSTEE'S CERTIFICATE OF
         AUTHENTICATION

THE BANK OF NEW YORK,
as Trustee, certifies                       [Seal]
that this is one of
the Securities referred
to in the Indenture.

  By
    -----------------------------
           Authorized Signatory

                    [FORM OF REVERSE SIDE OF INITIAL NOTE]

                         FIRST NATIONWIDE ESCROW CORP.

                   10 5/8% Senior Subordinated Note Due 2003


1.  Interest

                  First Nationwide Escrow Corp., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Issuer"), promises to pay interest on the Principal amount of this Security at the rate per annum shown above; provided, however, that if (a) by the 75th day following the date of consummation of the Cal Fed Acquisition (or if such day is not a business day, the first business day thereafter), the Shelf Registration Statement or the Exchange Offer Registration Statement has not been filed with the SEC, interest will accrue on the Securities from and including such date until but excluding the earlier of (i) the date the Shelf Registration Statement or the Exchange Offer Registration Statement is filed and (ii) the 180th day following the date of consummation of the Cal Fed Acquisition (or if such day is not a business day, the first business day thereafter), at a rate of 11 1/8% per annum and (b) by the 180th day following the date of consummation of the Cal Fed Acquisition (or if such day is not a business day, the first business day thereafter), neither (i) the Registered Exchange Offer is consummated nor (ii) the Shelf Registration Statement with respect to the resale of the Securities is declared effective, interest will accrue on the Securities from and including such date until but excluding the earlier of (i) the consummation of the Registered Exchange Offer and (ii) the effective date of the Shelf Registration Statement at a rate of 11 1/8% per annum. The Issuer will pay interest semiannually on April 1 and October 1 of each year, commencing April 1, 1997; provided, however, that interest accruing on this Security prior to the consummation of the Registered Exchange Offer will be paid to the holder of this Security or the Exchange Note, as the case may be, on the record date next preceding the interest payment date following the consummation of the Registered Exchange Offer. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from September 19, 1996. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue Principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.  Method of Payment

                  The Issuer will pay interest referred to in paragraph 1 above (except defaulted interest) on the Securities to the persons who are registered holders of Securities at the close of business on the March 15 and the September 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect Principal payments. The Issuer will pay Principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Issuer may pay Principal and interest, if any, by check payable in such money. The Issuer may, at its option, mail a check representing payment of interest to a Holder's registered address.


3.  Paying Agent and Registrar

                  Initially, The Bank of New York (the "Trustee") will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Issuer or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.


4.   Indenture

                  The Issuer has issued the Securities under an Indenture, dated as of September 19, 1996 (the "Indenture"), between the Issuer and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the Issue Date (the "Act"); provided, however, that in the event the Act is amended after the Issue Date, the terms of the Securities, to the extent required by any such amendment, include those made part of the Indenture by reference to the Act so amended. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

                  The Securities are unsecured obligations of the Issuer, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, as described in paragraph 9 of this Security and in the Indenture. The Securities are limited to $575,000,000 aggregate Principal amount (subject to Section 2.07 of the Indenture). This Security is one of the Initial Notes referred to in the Indenture. The Securities include the Initial Notes and any Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the issuance of debt by the Issuer and its Subsidiaries, the payment of dividends and other distributions and acquisitions or retirements of the Issuer's Capital Stock, engaging in business activities, restrictions on distributions by Subsidiaries, the creation of liens on assets of the Issuer and transactions with Affiliates.


5.  Optional Redemption

                  Except as set forth below, the Securities may not be redeemed prior to January 1, 2001. On and after such date, the Securities may be redeemed at the option of the Issuer, as a whole, or from time to time in part, at the following redemption prices (expressed as percentages of Principal amount), plus accrued and unpaid interest (if any) to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date): if redeemed during the 12-month period beginning January 1, 2001, at 105.313%, during the 12-month period beginning on January 1, 2002, at 102.656%, and thereafter at 100%.

                  Upon a Change of Control Call Event occurring after the date on which the Cal Fed Acquisition and the FN Escrow Merger have both been consummated and on or prior to December 31, 2000, the Issuer at its option may redeem all, but not less than all, of the Securities at an aggregate redemption price equal to the sum of (A) the then outstanding principal amount of the Securities, plus (B) accrued and unpaid interest to the date of redemption, plus (C) the Applicable Premium.


6.  Mandatory Redemption


                  In the event that (i) the Cal Fed Acquisition or the FN Escrow Merger is not consummated on or prior to April 1, 1997 or (ii) the Issuer elects to abandon either or both of the Cal Fed Acquisition or the FN Escrow Merger or the Merger Agreement or the FN Escrow Merger Agreement is terminated, in any case, on or prior to April 1, 1997, for any reason, the Issuer shall redeem all the Securities at a redemption price in cash equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) on (a) April 21, 1997, in the event that either or both of the FN Escrow Merger and the Cal Fed Acquisition are not consummated on or prior to April 1, 1997, or (b) the 20th day (or if such day is not a Business Day, the next following Business Day) following the abandonment of either or both of the Cal Fed Acquisition and the FN Escrow Merger or the termination of either or both of the Merger Agreement and FN Escrow Merger Agreement, in the event of such abandonment or termination.


7.  Notice of Redemption

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent (or, if the Issuer or a Subsidiary acts as the Paying Agent, it segregates the money held by it as Paying Agent and holds it as a separate trust fund) on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.


8.  Put Provisions

                  Upon a Change of Control Put Event, any Holder of Securities will have the right to cause the Issuer to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest to the date of repurchase as provided in, and subject to the terms of, the Indenture.


9.  Subordination of Securities

                  The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided, and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

10.  Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.


11.  Persons Deemed Owners

                  The registered Holder of this Security may be treated as the owner of it for all purposes.


12.  Unclaimed Money

                  If money for the payment of Principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee for payment.


13.  Defeasance

                  Subject to certain conditions, the Issuer at any time may terminate some or all of its obligations under the Securities and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of Principal and interest, if any, on the Securities to redemption or maturity, as the case may be.


14.  Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture,
(i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in Principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in Principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuer and the

Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article V of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add Guarantees with respect to the Securities or to secure (or provide additional security for) the Securities, or to add additional covenants or surrender rights and powers conferred on the Issuer or Holdings, or to provide for the Issuance of the Exchange Notes, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Holder. A consent to any amendment or waiver of any provision in the Indenture or in the Securities by any Holder given in connection with a tender of such Holder's Securities shall not be rendered invalid by such tender.


15.  Defaults and Remedies

                  Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of Principal on the Securities at maturity, upon redemption pursuant to paragraph 5 or 6 above, upon declaration or otherwise, or failure by the Issuer to purchase or redeem Securities when required; (iii) failure by the Issuer, Holdings or Holdings' Subsidiaries to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Debt of the Issuer, Holdings or any Significant Subsidiary of Holdings if the total principal amount of the portion of such Debt that is accelerated (or so unpaid) exceeds $25,000,000 and continues for 5 days after the required notice to the Issuer, Holdings or such Significant Subsidiary; (v) certain events of bankruptcy or insolvency with respect to the Issuer, Holdings or any Significant Subsidiary of Holdings; or (vi) certain judgments or decrees for the payment of money in excess of $25,000,000. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in Principal amount of the Securities may declare the Default Amount of all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency with respect to the Issuer are Events of Default which will result in the Default Amount of the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to cer-tain limitations, Holders of a majority in Principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of Principal or interest) if it determines that withholding notice is in their interest.


16.  Trustee Dealings with the Issuer

                  Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.


17.  No Recourse Against Others

                  A director, officer, employee or stockholder, as such, of the Issuer or the Trustee shall not have any liability for any obligations of the Issuer or the Trustee under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the Issue of the Securities.


18.  Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.


19.  Abbreviations

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).


20.  CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Secu-rities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Issuer will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to: First Nationwide Escrow Corp., 625 Madison Avenue, 12th Floor, New York, New
York 10022, Attention of Secretary.

------------------------------------------------------------------------------

                                ASSIGNMENT FORM

               To assign this Security, fill in the form below:

                 I or we assign and transfer this Security to


             (Print or type assignee's name, address and zip code)

                 (Insert assignee's soc. sec. or tax I.D. No.)


                  and irrevocably appoint                  agent to
                  transfer this Security on the books of the Issuer. The agent may substitute another to act for him.


Date: ______________________ Your Signature: _______________

------------------------------------------------------------


In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the date that is three years after the later of the date of original Issuance of such Securities and the last date, if any, on which such Securities were owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that such Securities are being transferred:

                  CHECK ONE BOX BELOW


(1) /__/ to the Issuer; or

(2) /__/ pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3) /__/ pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

(4) /__/ to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(5) /__/ pursuant to another available exemption from the registration requirements of the Securities Act of 1933; or

(6) /__/ pursuant to Section 2.06(2)(A) or (B) of the Indenture.


Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certifi cate in the name of any person other than the registered Holder thereof; provided, however, that if box (3), (4) or
(5) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Securities,, in its sole discretion, such legal opinions, certifications and other information as the Trustee or the Issuer has reason ably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not sub ject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144A under such Act.


                                              -------------------------
Signature Guarantee:                          Signature

-----------------------                       -------------------------
                                              Signature

------------------------------------------------------------------------------

                      OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Issuer pursuant to Section 4.06 of the Indenture, check the box:

                                       /__/

                  If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 4.06 of the Indenture, state the Principal amount:
$--------------.


Date:__________________                     Your Signature:_______________
                                            (Sign exactly as your name appears
                                            on the other side of the Security)


Signature Guarantee:________________________________________
                    (Signature must be guaranteed)

                                                                 EXHIBIT B







                        [FORM OF FACE OF EXCHANGE NOTE]


                  Exchange Notes eligible for deposit at The Depository Trust Company shall also bear the following legend:

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. _________                                      CUSIP No. __________________
                                                   ISIN  No. __________________


               FIRST NATIONWIDE [ESCROW CORP.] [HOLDINGS INC.]*/

              10 5/8% Senior Subordinated Exchange Note Due 2003


                                                           $--------------

                  First Nationwide [Escrow Corp.] [Holdings Inc.], a Delaware corporation, promises to pay _____________, or registered assigns, the principal sum of __________________ Dollars ($__________) on October 1, 2003.

         Interest Payment Dates:  April 1 and October 1.

         Record Dates:  March 15 and September 15.

                  Additional provisions of this Security are set forth on the other side of this Security.

Dated:

                                FIRST NATIONWIDE [ESCROW CORP.]
                                [HOLDINGS INC.]

                                             BY

                                                     -----------------------
                                                     Vice President

                                                     -----------------------
                                                     Vice President

TRUSTEE'S CERTIFICATE OF
          AUTHENTICATION

THE BANK OF NEW YORK,
as Trustee, certifies                                         [Seal]
that this is one of
the Securities referred
to in the Indenture.

  By
      -----------------------------
          Authorized Signatory

--------
*/ First Nationwide Holdings Inc. if the Exchange Offer occurs after the FN Escrow Merger.

                    [FORM OF REVERSE SIDE OF EXCHANGE NOTE]

                         FIRST NATIONWIDE ESCROW CORP.

              10 5/8% Senior Subordinated Exchange Note Due 2003


1.  Interest

                  First Nationwide Escrow Corp., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Issuer"), promises to pay interest on the principal amount of this Security at the rate per annum shown above (without duplication of the interest that accrued on the Initial Note in exchange for which this Security was issued); provided, however, that if (a) by the 75th day following the date of consummation of the Cal Fed Acquisition (or if such day is not a business day, the first business day thereafter), the Shelf Registration Statement or the Exchange Offer Registration Statement has not been filed with the SEC, interest will accrue on the Securities from and including such date until but excluding the earlier of (i) the date the Shelf Registration Statement or the Exchange Offer Registration Statement is filed and (ii) the 180th day following the date of consummation of the Cal Fed Acquisition (or if such day is not a business day, the first business day thereafter) at a rate of 11 1/8% per annum and (b) by the 180th day following the date of consummation of the Cal Fed Acquisition (or if such day is not a business day, the first business day thereafter), neither (i) the Registered Exchange Offer is consummated nor (ii) the Shelf Registration Statement with respect to the resale of the Securities is declared effective, interest will accrue on the Securities from and including such date until but excluding the earlier of (i) the consummation of the Registered Exchange Offer and (ii) the effective date of the Shelf Registration Statement at a rate of 11 1/8% per annum. The Issuer will pay interest semiannually on April 1 and October 1 of each year, commencing April 1, 1997. Interest on the Securities will accrue from the most recent date to which interest has been paid on either the Initial Notes or the Exchange Notes, or, if no interest has been paid on either the Initial Notes or the Exchange Notes, from September 19, 1996. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue Principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.  Method of Payment

                  The Issuer will pay interest referred to in paragraph 1 above (except defaulted interest) on the Exchange Notes to the persons who are registered holders of Securities at the close of business on March 15 and September 15 next preceding the interest payment date even if Exchange Notes are canceled after the record date and on or before the interest payment date. The Issuer will pay interest referred to in paragraph 1 of the Initial Notes (except defaulted interest) on the Initial Notes in exchange for which the Exchange Notes were issued to the Persons who, at the close of business on the March 15 or the September 15 next preceding each interest payment date, are registered holders of such Initial Notes, if such record date occurs prior to such exchange, or registered holders of the Exchange Notes, if such record date occurs on or after the date of such exchange, even if Exchange Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect Principal payments. The Issuer will pay Principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Issuer may pay Principal and interest, if any, by check payable in such money. The Issuer may, at its option, mail a check representing payment of interest to a Holder's registered address.


3.  Paying Agent and Registrar

                  Initially, The Bank of New York (the "Trustee"), will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Issuer or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.


4.   Indenture

                  The Issuer has issued the Securities under an Indenture, dated as of September 19, 1996 (the "Indenture"), between the Issuer and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the Issue Date (the "Act"); provided, however, that in the event that the Act is amended after the Issue Date, the terms of the Securities, to the extent required by any such amendment, include those made part of the Indenture by reference to the Act so amended. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

                  The Securities are unsecured obligations of the Issuer, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, as described in paragraph 9 of this Security and in the Indenture. The Securities are limited to $575,000,000 aggregate Principal amount (subject to Section 2.07 of the Indenture). This Security is one of the Exchange Notes referred to in the Indenture. The Securities include the Initial Notes and any Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the issuance of debt by the Issuer and its Subsidiaries, the payment of dividends and other distributions and acquisitions or retirements of the Issuer's Capital Stock, engaging in business activities, restrictions on distributions by Subsidiaries, the creation of liens on assets of the Issuer and transactions with Affiliates.


5.  Optional Redemption

                  Except as set forth below, the Securities may not be redeemed prior to January 1, 2001. On and after such date, the Securities may be redeemed at the option of the Issuer, as a whole, or from time to time in part, at the following redemption prices (expressed as percentages of Principal amount), plus accrued and unpaid interest (if any) to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date): if redeemed during the 12-month period beginning January 1, 2001, at 105.313%, during the 12-month period beginning on January 1, 2002, at 102.656%, and thereafter at 100%.

                  Upon a Change of Control Call Event occurring after the date on which the Cal Fed Acquisition and the FN Escrow Merger have both been consummated, and on or prior to December 31, 2000, the Issuer at its option may redeem all, but not less than all, of the Securities at an aggregate redemption price equal to the sum of (A) the then outstanding principal amount of the Securities, plus (B) accrued and unpaid interest to the date of redemption, plus (C) the Applicable Premium.

6.  Mandatory Redemption

                  In the event that (i) the Cal Fed Acquisition or the FN Escrow Merger is not consummated on or prior to April 1, 1997 or (ii) the Issuer elects to abandon either or both of the Cal Fed Acquisition or the FN Escrow Merger or the Merger Agreement or the FN Escrow Merger Agreement is terminated, in any case, on or prior to April 1, 1997, for any reason, the Issuer shall redeem all the Securities at a redemption price in cash equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) on (a) April 21, 1997, in the event that either or both of the FN Escrow Merger and the Cal Fed Acquisition are not consummated on or prior to April 1, 1997, or (b) the 20th day (or if such day is not a Business Day, the next following Business Day) following the abandonment of either or both of the Cal Fed Acquisition and the FN Escrow Merger or the termination of either or both of the Merger Agreement and FN Escrow Merger Agreement, in the event of such abandonment or termination.


7.  Notice of Redemption

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent (or, if the Issuer or a Subsidiary acts as the Paying Agent, it segregates the money held by it as Paying Agent and holds it as a separate trust fund) on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.


8.  Put Provisions

                  Upon a Change of Control Put Event, any Holder of Securities will have the right to cause the Issuer to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest to the date of repurchase as provided in, and subject to the terms of, the Indenture.


9.  Subordination of Securities

                  The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided, and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.


10.  Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.


11.  Persons Deemed Owners

                  The registered Holder of this Security may be treated as the owner of it for all purposes.


12.  Unclaimed Money

                  If money for the payment of Principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee for payment.

13.  Defeasance

                  Subject to certain conditions, the Issuer at any time may terminate some or all of its obligations under the Securities and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of Principal and interest, if any, on the Securities to redemption or maturity, as the case may be.


14.  Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture,
(i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in Principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in Principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuer and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article V of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add Guarantees with respect to the Securities or to secure (or provide additional security for) the Securities, or to add additional covenants or surrender rights and powers conferred on the Issuer or Holdings, or to provide for the issuance of the Exchange Notes, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Holder. A consent to any amendment or waiver of any provision in the Indenture or in the Securities by any Holder given in connection with a tender of such Holder's Securities shall not be rendered invalid by such tender.


15.  Defaults and Remedies

                  Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of Principal on the Securities at maturity, upon redemption pursuant to paragraph 5 or 6 above, upon declaration or otherwise, or failure by the Issuer to purchase or redeem the Securities when required; (iii) failure by the Issuer, Holdings or Holdings' Subsidiaries to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Debt of the Issuer, Holdings or any

Significant Subsidiary of Holdings if the total principal amount of the portion of such Debt that is accelerated (or so unpaid) exceeds $25,000,000 and continues for 5 days after the required notice to the Issuer, Holdings or such Significant Subsidiary; (v) certain events of bankruptcy or insolvency with respect to the Issuer, Holdings or any Significant Subsidiary of Holdings; or (vi) certain judgments or decrees for the payment of money in excess of $25,000,000. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in Principal amount of the Securities may declare the Default Amount of all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency with respect to the Issuer are Events of Default which will result in the Default Amount of the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in Principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of Principal or interest) if it determines that withholding notice is in their interest.


16.  Trustee Dealings with the Issuer

                  Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.


17.  No Recourse Against Others

                  A director, officer, employee or stockholder, as such, of the Issuer or the Trustee shall not have any liability for any obligations of the Issuer or the Trustee under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the Issue of the Securities.

18.  Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.


19.  Abbreviations

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).


20.  CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to: First Nationwide Escrow Corp.(or if the FN Escrow Merger is consummated, First Nationwide Holdings Inc.), 625 Madison Avenue, 12th Floor, New York, New York 10022, Attention of Secretary.

------------------------------------------------------------------------------

                                ASSIGNMENT FORM

               To assign this Security, fill in the form below:

                 I or we assign and transfer this Security to


             (Print or type assignee's name, address and zip code)

                 (Insert assignee's soc. sec. or tax I.D. No.)


                  and irrevocably appoint                  agent to
                  transfer this Security on the books of the Issuer. The agent may substitute another to act for him.


Date: ______________________ Your Signature: _______________

------------------------------------------------------------

                      OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Issuer pursuant to Section 4.06 of the Indenture, check the box:

                                     /__/

                  If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 4.06 of the Indenture, state the Principal amount:
$--------------.


Date:__________________                     Your Signature:_______________
                                            (Sign exactly as your name appears
                                            on the other side of the Security)


Signature Guarantee:________________________________________
                                    (Signature must be guaranteed)